                            SHARE PURCHASE AGREEMENT



                                    between


                         AMCAST INDUSTRIAL CORPORATION


                                      and

                      Speedline International Holding B.V.

                                  Gerance S.A.

                          San Marco Finanziaria S.p.A.

                             Mr. Antonio Zacchello
                            Mr. Giancarlo Zacchello
                              Mr. Gianni Zacchello
                              Mr. Franco Zacchello
                            Ms. Graziella Zacchello


                          GIANNI, ORIGONI & PARTNERS



                                TABLE OF CONTENTS

    ARTICLE 1:     RECITALS: DEFINITIONS: INTERPRETATIONS ..................... ..  Page 4
    1.1            Recitals ......................................................  Page 4
    1.2            Definitions ...................................................  Page 4
    1.3            Gender and Number .............................................  Page 4
    1.4            Headings, Etc. ................................................  Page 4
    1.5            Currency ......................................................  Page 4
    1.6            Severability ..................................................  Page 5
    1.7            Adverse Construction ..........................................  Page 5
    1.8            Incorporation of Enclosures and Sellers' Disclosure Schedule ..  Page 5

    ARTICLE 2:     SALE AND PURCHASE .............................................  Page 6
    2.1            Sale and Purchase .............................................  Page 6
    2.2            Closing .......................................................  Page 6
    2.3            Price .........................................................  Page 7
    2.4            Adjustment of the Purchase Price ..............................  Page 12
    2.4.1          Closing Statement .............................................  Page 12
    2.4.2          Adjustment ....................................................  Page 13
    2.4.3          Closing Statement Disputes ....................................  Page 14

    ARTICLE 3:     REPRESENTATIONS AND WARRANTIES OF THE SELLERS .................  Page 15

    ARTICLE 4:     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ...............  Page 16

    ARTICLE 5:     SURVIVAL OF REPRESENTATIONS AND WARRANTIES ....................  Page 16
    5.1            Survival of Representations and Warranties of the Sellers .....  Page 16
    5.2            Survival of the Representations and Warranties of the Purchaser  Page 16
    5.3            Interruption Due to Notice of Claim ...........................  Page 17
    5.4            Independent Obligations .......................................  Page 17

    ARTICLE 6:     CLOSING COVENANTS .............................................  Page 17
    6.1            Operation of the Business Pending the Closing .................  Page 17
    6.2            Access to Information and Documents ...........................  Page 20
    6.3            Antitrust Filings .............................................  Page 20
    6.4            Notice of Untrue Representation or Warranty ...................  Page 21
    6.5            Actions to Satisfy Closing Conditions ... .....................  Page 21
    6.6            Risk of Loss ..................................................  Page 21
    6.7            Opinions of Counsel ...........................................  Page 21
    6.8            Corporate Actions .............................................  Page 22
    6.9            Key Managers ..................................................  Page 22
    6.10           Performance ...................................................  Page 22
    6.11           Related Party Agreements ......................................  Page 22
    6.12           Press Releases ................................................  Page 22
    6.13           Not used ......................................................  Page 22
    6.14           Related Party Leases ..........................................  Page 23
    6.15           FLT Option ....................................................  Page 23
    6.16           Revocation of banking powers ..................................  Page 23
    6.17           Leases extension or amendments ................................  Page 23

    ARTICLE 7:     POST-CLOSING COVENANTS ........................................  Page 24
    7.1            Non-Competition Clause ........................................  Page 24
    7.2            Non-Solicitation ..............................................  Page 24
    7.3            Duty of Confidentiality .......................................  Page 25
    7.4            Consideration .................................................  Page 25


    7.5             Modification of Name .........................................  Page 25
    7.6             Obligations to bind Affiliates, etc. .........................  Page 25
    7.7             Environmental Permitting and Remediation Plan ................  Page 25
    7.8             Accounts Receivable ..........................................  Page 26
    7.9             Releases .....................................................  Page 26

    ARTICLE 8:      CONDITIONS PRECEDENT OF THE CLOSING ..........................  Page 26
    8.1             Conditions to Obligations of All Parties .....................  Page 26
    8.1.1           No Legal Obstruction .........................................  Page 26
    8.1.2           Change in Law ................................................  Page 26
    8.2             Conditions to Obligations of Purchaser .......................  Page 27
    8.2.1           Board of Directors Approval; Audited Financial Statements ....  Page 27
    8.2.2           Representations and Warranties ...............................  Page 27
    8.2.3           Performance ..................................................  Page 28
    8.2.4           Opinion of Sellers' Counsel ..................................  Page 28
    8.2.5           Agreement with Mr. Zacchello and Key Managers ................  Page 28
    8.2.6           Resignation ..................................................  Page 29
    8.2.7           Closing Certificate ..........................................  Page 29
    8.2.8           Deliveries ...................................................  Page 29
    8.2.9           Material Adverse Change ......................................  Page 31
    8.2.10          Satisfactory Meetings with Key Customers .....................  Page 31
    8.2.11          Termination of Agreement by Purchaser ........................  Page 31
    8.3             Conditions to Obligations of the Sellers .....................  Page 32
    8.3.1           Representations and Warranties ...............................  Page 32
    8.3.2           Performance ..................................................  Page 32
    8.3.3           Deliveries ...................................................  Page 32
    8.3.4           Termination of Agreement by Sellers ..........................  Page 32

    ARTICLE 9:      INDEMNIFICATION BY THE SELLERS ...............................  Page 33
    9.1             Indemnification by the Sellers ...............................  Page 33
    9.2             Liability of the Sellers .....................................  Page 33
    9.3             Indemnification by the Purchaser .............................  Page 37
    9.4             Notice of Claim ..............................................  Page 37
    9.5             Direct Claims ................................................  Page 37
    9.6             Third Party Claims ...........................................  Page 38
    9.7             Settlement of Third Party Claims .............................  Page 38
    9.8             Limitation of Liability ......................................  Page 39
    9.9             Not used .....................................................  Page 41
    9.10            Payment of Amounts ...........................................  Page 41
    9.11            No Waiver ....................................................  Page 41

    ARTICLE 10:     ARBITRATION ..................................................  Page 42
    10.1            General ......................................................  Page 42
    10.2            Place of Arbitration .........................................  Page 42
    10.3            Costs of Arbitration .........................................  Page 42
    10.4            Italian Law ..................................................  Page 42

    ARTICLE 11:     MISCELLANEOUS ................................................  Page 43
    11.1            Notices ......................................................  Page 43
    11.2            Expenses .....................................................  Page 44
    11.3            Assignment; No Third Party Beneficiaries .....................  Page 44
    11.4            Governing Law; Language ......................................  Page 45
    11.5            Integration ..................................................  Page 45
    11.6            Further Assurances ...........................................  Page 45
    11.7            Common Representative of the Sellers .........................  Page 45



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

    11.8            Amendments and Waivers .......................................  Page 45


                               PURCHASE AGREEMENT

PURCHASE AGREEMENT dated as of July 18/21, 1997 (hereinafter, the "Agreement")

AMCAST INDUSTRIAL CORPORATION, a corporation organized under the laws of Ohio, USA with registered offices at 7887 Washington Village Drive, Dayton, Ohio 45401-0098 USA ("Amcast"), represented herein by Mr. John H. Shuey, in his capacity as President and Chief Executive Officer of Amcast, directly or through one or more companies designated by Amcast that are directly or indirectly controlled by Amcast (hereinafter, the "Purchaser");

                                                             - ON THE ONE SIDE -

SPEEDLINE INTERNATIONAL HOLDING B.V., a company organized under the laws of The Netherlands, with registered office at Olympic Plaza, Fred. Roeskestraat 123, 1st Floor, 1076EE Amsterdam, The Netherlands, being the owner of 12.33 percent of the Speedline Shares, represented herein by Mr. Giancarlo Zacchello, as proxy, pursuant to the duly notarized power of attorney dated July 15, 1997 and the resolution of the Board of Directors dated July 15, 1997, (hereinafter, "Speedline Holding");

GERANCE S.A., a company organized under the laws of Switzerland, with registered office at Gartenstrasse n. 31, Basel, Switzerland, being the owner of 47.79 percent of the Speedline Shares, represented herein by Mr. Werner Krummenacher, as sole director, pursuant to the resolution of the Board of Directors dated July 17, 1997 (hereinafter, "Gerance");

SAN MARCO FINANZIARIA S.p.A., a company organized under the laws of Italy, with registered office at Dorsoduro 1415, Zattere, Venice, Italy, being the owner of 8 percent of the Speedline Shares, represented herein by Mr. Gianni Zacchello, in his capacity of managing director (hereinafter "San Marco Finanziaria");

                                          (hereinafter, the "Corporate Sellers")

AND

MR. ANTONIO ZACCHELLO, an Italian citizen, born in Venice, Italy on July 6, 1910 domiciled at San Marco 3055, Venice, Italy, owner of 4.76 percent of the Speedline Shares;

MR. GIANCARLO ZACCHELLO, an Italian citizen, born in Mogliano Veneto, Italy on July 2, 1933 domiciled at San Marco 3055, Venice, Italy, owner of 6.70 percent of the

Speedline Shares;

MR. GIANNI ZACCHELLO, an Italian citizen, born in Mestre, Italy on January 24, 1938 domiciled at Castello 4427 Venice, Italy, owner of 6.70 percent of the Speedline Shares;

MR. FRANCO ZACCHELLO, an Italian citizen, born in Venice, Italy on December 11, 1935 domiciled at Via Porte Cantarine, Padua, Italy, owner of 6.86 percent of the Speedline Shares;

MS. GRAZIELLA ZACCHELLO, an Italian citizen, born in Venice, Italy on June 9, 1941 domiciled at Via Calza , Padua, Italy, owner of 6.86 percent of the Speedline Shares;

                                    (hereinafter, the "Individual Shareholders")

(hereinafter, the Corporate Sellers and the Individual Shareholders, jointly and severally referred to as the "Sellers");

                                                           - ON THE OTHER SIDE -

(hereinafter, collectively referred to as the "Parties").

                                    RECITALS

A. The Sellers directly or indirectly own all of the issued and outstanding shares as well as all of the quotas of the following companies:

                  (i) Gerance (47.79%), Speedline Holding (12.33%), San Marco Finanziaria (8%), Mr. Antonio Zacchello (4.76%), Mr. Giancarlo Zacchello (6.70%), Mr. Gianni Zacchello (6.70%), Mr. Franco Zacchello (6.86%) and Ms. Graziella Zacchello (6.86%) own all of the issued and outstanding shares of SPEEDLINE S.p.A., a company organized under the laws of Italy with outstanding capital of ITL 30,000,000,000 and registered office at Dorsoduro 1415, Zattere (Venezia).

                  (ii) Speedline owns all of the issued and outstanding shares of SPEEDCAST B.V., a company organized under the laws of The Netherlands, with registered office at Olympic Plaza, Fred. Roeskestraat 123, 1ST floor, Amsterdam, The Netherlands (hereinafter, "Speedcast");

                  (iii) Speedcast owns all of the issued and outstanding shares of SPEEDLINE ALUMINIA S.p.A. a company organized under the laws of Italy with registered office at Bolzano, Via Volta, 25 (hereinafter, "Speedline Aluminia");

                  (iv) Speedcast owns all of the issued and outstanding shares of SPEEDLINE ENGINEERING S.p.A., a company organized under the laws of Italy, with registered office at Santa Maria di Sala (Venezia), Via Noalese 184 (hereinafter, "Speedline Engineering");

                  (v) Speedcast owns all the quotas of SPEEDLINE COMPETITION S.r.l., a company organized under the laws of Italy, with registered office at Dorsoduro 1415, Zattere, Venezia (hereinafter, "Speedline Competition");

                  (vi) Speedline Aluminia, owns all the quotas of AUTOLAMBRO S.r.l., a company organized under the laws of Italy, with registered office at Dorsoduro 1415, Zattere, Venezia (hereinafter, "Autolambro");

                  (vii) Speedline owns all the quotas of ALUSTAMPI S.r.l., a company organized under the laws of Italy, with registered office at Santa Maria di Sala (Venezia), Via Salgari 6 (hereinafter, "Alustampi");

                  (viii) Speedcast owns the entire outstanding capital of SPEEDLINE UK LIMITED, a private company limited by shares organized under the laws of England with registered office at c/o Shakespeare, 10 Bennetts Hill, Birmingham B25RS, United Kingdom (hereinafter, "Speedline UK");

                  (ix) Speedcast owns the entire outstanding capital of SPEEDLINE FRANCE S.a.r.l., a private company limited by shares organized under the laws of France, with registered office at Immeuble Espace Elysee, 307 Square des Champs-Elysees, 91026 Evry Cedex, France (hereinafter, "Speedline France");

                  (x) Speedline owns all of the issued and outstanding shares of SL WHEELS, INC., a corporation organized under the laws of the State of Michigan, USA, with registered office at 17515 West Nine Mile Road, Suite 800, Southfield, Michigan, USA (hereinafter, "Speedline USA");

         (Speedline, Speedcast, Speedline Aluminia, Speedline Engineering, Speedline Competition, Autolambro, Alustampi, Speedline UK, Speedline France and Speedline USA hereinafter, jointly and severally, referred to as the "Companies").

B. The Companies are engaged in the following areas of operations: (a) manufacturing, distribution and sale of aluminum, magnesium and alloy wheels and hubcaps and other fittings for the automotive industry, and
         (b) all activities incidental, or related to those indicated in the preceding letter (a).

C. The Sellers wish to sell, and the Purchaser wishes to purchase all, but not less than all, of the Speedline Shares, and thereby to acquire sole direct and indirect ownership of the Companies, upon the terms and subject to the conditions hereinafter set forth and in reliance upon the representations, warranties, covenants and indemnities of the Sellers contained herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties and indemnities herein contained, the Parties hereto agree as follows.

                                    ARTICLE 1
                     RECITALS: DEFINITIONS: INTERPRETATIONS
                     --------------------------------------

1.1 RECITALS. All the foregoing recitals as well as the enclosures and any document related thereto are an integral and substantial part of this Agreement.

1.2 DEFINITIONS. Enclosure 1 hereto sets forth the definitions used in this Agreement.

1.3 GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa. All references, both plural and singular, to the Sellers shall be deemed to refer to them individually, jointly and severally.

1.4 HEADINGS, ETC. The provision of a table of contents, the division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

1.5 CURRENCY. All references in this Agreement to currency, unless otherwise specifically indicated, shall be in United States Dollars. The term ITL means Italian Lire.

1.6 SEVERABILITY. Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, unless it was an essential inducement for either Party to enter into this Agreement or it materially affects the contents thereof, in which event the Parties shall promptly meet and negotiate in good faith a solution granting, to the extent permitted by law, the achievement of a substantially similar result.

1.7 ADVERSE CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and without implying a presumption that the terms thereof shall be more strictly construed against one party as opposed to another by reason of the rule of construction that a document is to be construed more strictly against the party who has prepared the same, it being agreed that the representatives of all Parties have participated in the preparation hereof and negotiation of this Agreement.

1.8 INCORPORATION OF ENCLOSURES AND SELLERS' DISCLOSURE SCHEDULE. The following are the Enclosures attached to and incorporated herein as an integral and substantial part of this Agreement:

         1.       Definitions.
         2.       FLT Option Agreement.
         3.       Representations and Warranties of Sellers.
         4.       Representations and Warranties of Purchaser.
         5.       Escrow Agreement for the Additional Purchase Price Stock.
         6.       Not used.
         7.       Opinion of Sellers' Counsel.
         8.       Side letter with the Key Managers.
         9.       Financial Statements
         10.      List of the Key Managers.
         11.      Employment Agreement for certain Key Managers.
         12.      1997 Operating Budget.
         13.      Closing Certificate.
         14.      Environmental Permitting and Remediation Plan.
         15.      Guarantee of Giancarlo Zacchello.

The Sellers' Disclosure Schedule is hereby incorporated herein as an integral and substantial part of this Agreement.

                                    ARTICLE 2
                                SALE AND PURCHASE
                                -----------------

2.1 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, transfer and deliver to the Purchaser and the Purchaser shall purchase from the Sellers all (but not less than all) of the issued and outstanding shares representing the capital stock of Speedline (the "Speedline Shares"), free and clear of all Liens, for the consideration specified in Section 2.3 hereof, subject to adjustment as provided in Section
2.4 hereof and to the further terms of this Agreement. The Speedline Shares shall be transferred to the Purchaser as follows:

         a) Speedline Holding shall sell to the Purchaser no. 3,700,000 shares of Speedline capital stock, equal to 12.33% of the Speedline Shares;

         b) Gerance shall sell to the Purchaser no. 14,337,000 shares of Speedline capital stock, equal to 47.79% of the Speedline Shares;

         c) San Marco Finanziaria shall sell to the Purchaser no. 2,400,000 shares of Speedline capital stock, equal to 8% of the Speedline Shares;

         d) Mr. Antonio Zacchello shall sell to the Purchaser no. 1,428,052 shares of Speedline capital stock, equal to 4.76% of the Speedline Shares;

         e) Mr. Giancarlo Zacchello shall sell to the Purchaser no. 2,008,737 shares of Speedline capital stock, equal to 6.70% of the Speedline Shares;

         f) Mr. Gianni Zacchello shall sell to the Purchaser no. 2,008,737 shares of Speedline capital stock, equal to 6.70% of the Speedline Shares;

         g) Mr. Franco Zacchello shall sell to the Purchaser no. 2,058,737 shares of Speedline capital stock, equal to 6.86% of the Speedline Shares;

         h) Ms. Graziella Zacchello shall sell to the Purchaser no. 2,058,737 shares of Speedline capital stock, equal to 6.86% of the Speedline Shares.

2.2 CLOSING. The closing of the sale and purchase of the Speedline Shares (hereinafter, the "Closing") shall take place at the offices of Swiss Bank Corporation, located in Lugano, Switzerland, beginning at 10:00 a.m. (Lugano time) on August 19, 1997, or at a date and time as soon as practicable thereafter as the parties may agree in writing, provided that each of the conditions precedent contained in this Agreement is fulfilled or waived, or at such other date, time and place as the Parties may agree in writing (hereinafter, the "Closing Date"). At the Closing:

         a) the Sellers holding the Speedline Shares shall duly endorse in favor of the Purchaser and shall deliver to the Purchaser the share certificates representing all the Speedline Shares free and clear from any Liens, as well as the shareholders' book of Speedline containing the annotation attesting that the Purchaser has been registered therein as the owner and the holder of the Speedline Shares, free and clear of any Liens;

         b) the Sellers shall execute and deliver the Closing Certificate, substantially in the form of Enclosure 13, and all other documents and instruments required to be executed or delivered under this Agreement by the Sellers before or at the Closing;

         c) the Purchaser shall execute and deliver the Closing Certificate substantially in the form of Enclosure 13 hereof, and all other documents and instruments required to be executed or delivered under this Agreement by the Purchaser before or at the Closing;

         d) the Purchaser shall pay to the Sellers the Initial Purchase Price, as described in Section 2.3 of this Agreement.

2.3 PRICE. Subject to determination and adjustment as provided in this Article 2, the purchase price for the Speedline Shares as well as for any obligation, undertaking, covenant, representation and warranty contained in this Agreement, or any agreement or document delivered pursuant hereto or in connection herewith (including the non-competition and other covenants set forth under Article 7 below), shall be up to SIXTY NINE MILLION UNITED STATES DOLLARS (US$ 69,000,000.00) (hereinafter, the "Purchase Price"), and shall be paid by the Purchaser to the Sellers as follows:

         a) at the Closing Date, the Purchaser shall pay to the Sellers FORTY-EIGHT MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$ 48,500,000.00) less the Environmental Holdback Amount as determined pursuant to Section 2.3 (f) of this Agreement (hereinafter, the "Initial Purchase Price"), to be allocated among the Sellers as follows (hereinafter, the "Initial Purchase Price Fractions"):

                  -     Speedline Holding:         12.33% of the Initial Purchase Price;
                  -     Gerance:                   47.79% of the Initial Purchase Price;
                  -     San Marco Finanziaria:      8.00% of the Initial Purchase Price;
                  -     Mr. Antonio Zacchello:      4.76% of the Initial Purchase Price;
                  -     Mr. Giancarlo Zacchello:    6.70% of the Initial Purchase Price;
                  -     Mr. Gianni Zacchello:       6.70% of the Initial Purchase Price;
                  -     Mr. Franco Zacchello:       6.86% of the Initial Purchase Price;
                  -     Ms. Graziella Zacchello:    6.86% of the Initial Purchase Price.

                  The payment of the Initial Purchase Price Fractions shall be made by wire transfer, in immediately available funds, value date as of the Closing Date, to the bank accounts that shall be indicated in writing by the Sellers to the Purchaser not later than 5 Business Days prior to the Closing Date.

         b) If the Closing Date Exchange Rate is outside the range of between 1,625 ITL and 1,775 ITL to US$1.00, then the parties shall meet and in good faith renegotiate any relevant terms of this Agreement, in which event the Parties shall not be obligated to complete the Closing until and unless the Purchaser and the Common Representative have agreed on all such terms.

         c) (i) At the Closing Date, the Purchaser shall cause Amcast to deliver to the Escrow Agent, in the name of the Sellers, to be held by the Escrow Agent pursuant to an escrow agreement substantially in the form of Enclosure 5 hereto (hereinafter, the "Escrow Agreement") that number of Common Shares of Amcast, having a total value of TWELVE MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$ 12,500,000.00), allocated among the Sellers in accordance with the Initial Purchase Price Fractions, based on the Announcement Date Share Value (hereinafter, the "Additional Purchase Price Shares"). "Additional Purchase Price Shares" also shall be deemed to refer to any bank guaranty or other security substituted for the Additional Purchase Price Shares in accordance with the terms of this Agreement or of the Escrow Agreement. The Additional Purchase Price Shares shall be delivered to the Sellers only in accordance with the terms and subject to the conditions of the Escrow Ageement. "Announcement Date Share Value" means the average closing price per share of the Common Shares traded on the New York Stock Exchange, Inc. (hereinafter, the "NYSE") for the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to any Public Announcement concerning the transactions contemplated by this Agreement (hereinafter, the "Announcement Date").

                  (ii) Subject to the rights of offset and other provisions of this Article 2 and Article 9 hereof, for the period beginning on the Second Anniversary and ending 180 days thereafter, the Purchaser shall provide to the Sellers limited price protection on the Additional Purchase Price Shares delivered to the Sellers pursuant to the Escrow Agreement within 180 days after the Second Anniversary (hereinafter, the "Protected Shares"), against a decrease in the value of the Common Shares between the Announcement Date Share Value and the Second Anniversary Share Value.

                           (a) The "Second Anniversary Share Value" shall mean
                  the average closing price per share of the Common Shares traded on the NYSE for the twenty (20) consecutive Trading Days ending on the Second Anniversary. "Second Anniversary" shall mean the second annual anniversary of the Closing Date or, if that day is not a Trading Day, then the first Trading Day thereafter.

                           (b) In the event the Second Anniversary Share Value
                  is equal to or greater than the Announcement Date Share Value, Purchaser shall not provide any price protection to the Sellers upon sale of the Protected Shares by the Sellers.

                           (c) In the event the Second Anniversary Share Value
                  is less than the Announcement Date Share Value, then for each share of Protected Stock sold by the Sellers either directly or through duly appointed financial intermediaries on the NYSE during the period ending 180 days after the Second Anniversary at a price per share lower than the Announcement Date Share Value, the Purchaser shall pay to the Sellers, as an adjustment to the Purchase Price, an amount per share sold by the Sellers equal to the difference between the Announcement Date Share Value and the price per share at which the Sellers sold such share, either directly or through duly appointed financial intermediaries but not exceeding the difference between the Announcement Date Share Value and the Second Anniversary Share Value per share of Protected Shares sold by the Sellers either directly or through duly appointed financial intermediaries during such 180 day period.

         d)       Subject to the rights of offset and other provisions of this
                  Article 2 and

                  Article 9 of this Agreement, the Purchaser shall pay to the Sellers in accordance with the Initial Purchase Price Fractions, on the date that is nine (9) months after the Closing (hereinafter the "Nine Month Anniversary"), the amount of FOUR MILLION UNITED STATES DOLLARS (US$4,000,000.00) plus interest on such amount from the Closing Date through the Nine Month Anniversary at the Reference Rate (hereinafter, the "Deferred Payment"). In addition, as security for payment of the Deferred Payment, the Purchaser shall procure and deliver to the Sellers at Closing an irrevocable standby bank letter of credit issued by a bank reasonably acceptable to the Sellers, in accordance with the UCP 500, and otherwise in form and substance reasonably satisfactory to the Sellers, in the amount of the Deferred Payment, as the same may be reduced by offset from time to time, in accordance with the terms of this Agreement.

         e)       Subject to the right of offset and other provisions of this
                  Article 2 and Article 9 of this Agreement, the Purchaser shall pay to the Sellers, in accordance with the Initial Purchase Price Fractions up to a maximum amount of FOUR MILLION UNITED STATES DOLLARS (US$ 4,000,000.00) (hereinafter, the "Contingent Payment"), provided that, if the Companies' consolidated operating income, as determined in accordance with the Accounting Principles, for the twelve month period ending December 31, 1997 (hereinafter, the "1997 Profit"), as indicated in the audited, consolidated financial statements of the Companies for such period prepared in accordance with the Accounting Principles (hereinafter, the "1997 Financial Statements"), is less than the 1997 Profit Budget, then the Contingent Payment shall be reduced in accordance with Section
                  2.3 e)(i) below. If the Purchaser causes the fiscal year of the Companies to be changed, or if the parties agree that an event outside the ordinary course of business has occurred, then the 1997 Profit shall be determined based upon a pro forma, consolidated, reviewed financial statement of the Companies for the twelve month period ending December 31, 1997 prepared in accordance with the Accounting Principles. "1997 Profit Budget" is hereby defined as an operating profit of NINETEEN BILLION NINE-HUNDRED TWENTY-FIVE MILLION ITALIAN LIRE (ITL 19,925,000,000.00) as set forth in the 1997 Operating Budget prepared in accordance with the Accounting Principles. Unless otherwise agreed mutually in writing by the Purchaser and the Sellers in case of events outside the ordinary course of business:

                  (i) if the 1997 Profit is less than the 1997 Profit Budget, then the Contingent Payment shall be reduced by one United States Dollar (US$1.00) for each Seven Hundred Thirty One Italian Lire (ITL 731.00) by which the 1997 Profit is less than the 1997 Profit Budget (hereinafter, the "Contingent Payment Reduction") with no payment being made if the 1997 Profit is less than Seventeen Billion Italian Lire (ITL 17,000,000,000.00); and

                  (ii) if the Contingent Payment is reduced as provided in paragraph 2.3e)(i), then the amount of the Contingent Payment Reduction shall be paid to the Sellers if, and only if, the Companies' consolidated operating income, as determined in accordance with the Accounting Principles, for the twelve month period ending December 31, 1998, (hereinafter, the "1998 Profit"), as indicated in the audited, consolidated financial statements of the Companies for such period, prepared in accordance with the Accounting Principles (hereinafter, the "1998 Financial Statements"), equals or exceeds twenty-six billion Italian Lire (ITL 26,000,000,000). If the Purchaser causes the fiscal year of the Companies to be changed, or if the parties agree that an event outside the ordinary course of business has occurred, then the 1998 Profit shall be determined based upon a pro forma, consolidated, reviewed, financial statement of the Companies for the twelve month period ending December 31, 1998 prepared in accordance with the Accounting Principles.

                  The foregoing notwithstanding, it is agreed that any amount owed by the Purchaser to the Sellers under this Section 2.3 e) shall not be paid by the Purchaser until December 31, 1999, and then paid, subject to the right of offset and other provisions of Article 2 and Article 9 hereof, to the Sellers with interest on such owed amount calculated at the Reference Rate from the date in which the owed amount becomes due to December 31, 1999.

                  It is agreed that in case of any dispute between the Parties concerning the Sellers' right to receive all or part of the Contingent Payment under this Section 2.3 e), the dispute resolution procedure provided under Section 2.4.3 below shall apply, MUTATIS MUTANDIS.

         f) The Environmental Holdback Amount shall be ONE BILLION FIVE HUNDRED MILLION ITALIAN LIRE (ITL 1,500,000,000.00), which shall serve as a partial payment of the cost of the actions set forth in the Environmental Permitting and Remediation Plan pursuant to Section 7.7 hereof. For purposes of calculating the Initial Purchase Price Payment, the Environmental Holdback Amount shall be converted into United States Dollars at the average of the current exchange rates for conversion of United States Dollars into Italian Lire published in The Wall Street Journal on the third (3rd) Trading Day prior to the Closing Date (hereinafter, the "Closing Date Exchange Rate").

         g) If the current exchange rate for conversion of United States Dollars into Italian Lire published in The Wall Street Journal on the third (3rd) Trading Day prior to the date the Deferred Payment is due and payable, is outside the range of between 97% and 103% of the Closing Date Exchange Rate, then the Deferred Payment shall be adjusted as follows: the Deferred Payment in United States Dollars shall be converted into Italian Lire at the Closing Date Exchange Rate, and then converted back and paid in United States Dollars at the current exchange rate for conversion of United States Dollars into Italian Lire published in The Wall Street Journal on such third (3rd) Trading Day prior to the date the Deferred Payment is due and payable.

         h) If the current exchange rate for conversion of United States Dollars into Italian Lire published in The Wall Street Journal on the third (3rd) Trading Day prior to the date[s] the Contingent Payment, if any, is due and payable, is outside the range of between 97% and 103% of the Closing Date Exchange Rate, then the Contingent Payment shall be adjusted as follows: the Contingent Payment in United States Dollars shall be converted into Italian Lire at the Closing Date Exchange Rate, and then converted back and paid in United States Dollars at the current exchange rate for conversion of United States Dollars into Italian Lire published in The Wall Street Journal on such third (3rd) Trading Day prior to the date[s] the Contingent Payment is due and payable.

2.4 ADJUSTMENT OF THE PURCHASE PRICE. Without prejudice to the provisions of
Article 9, the Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.4.

2.4.1 CLOSING STATEMENT. Within 90 days following the Closing Date, the Purchaser and its independent public accountants shall prepare and deliver to the Sellers the Closing Statement certified by such independent public accountants. Such Closing Statement shall specifically indicate the Adjusted Purchase Price calculated pursuant to the formula indicated in Section 2.4.2 below. The Closing Statement shall specifically indicate the value of the Closing Net Worth and the Closing Indebtedness and shall be prepared on the basis of the Accounting Principles consistently applied.

2.4.2 ADJUSTMENT. Subject to Section 2.4.3 below, the Purchase Price shall be adjusted if the value of the Closing Net Worth is lower than the 1996 Net Worth and/or the value of the Reference Indebtedness is higher or lower than the Closing Indebtedness.

         a) The Purchase Price shall be adjusted after the Closing as follows:

                  (i) if the 1996 Net Worth is greater than the Closing Net Worth, then the Purchase Price shall be adjusted downward after the Closing by the amount of the difference, converted into United States Dollars at the Closing Date Exchange Rate (hereinafter, the "Net Worth Adjustment"); and

                  (ii) there shall be no adjustment if the Closing Net Worth is greater than the 1996 Net Worth; and

                  (iii) the Purchase Price shall be adjusted upward after the Closing if the Closing Indebtedness is less than the Reference Indebtedness, or downward if the Reference Indebtedness is less than the Closing Indebtedness, as the case may be, in each case by the amount of the difference, converted into United States Dollars at the Closing Date Exchange Rate (hereinafter, the "Debt Adjustment").

         b) The Purchase Price, as adjusted downward by the Net Worth Adjustment, if any, and upward or downward by the Debt Adjustment, if any, shall be the "Adjusted Purchase Price". Amounts due from the Sellers to the Purchaser, or from the Purchaser to the Sellers, with respect to the Adjusted Purchase Price, shall be increased by an amount equal to interest at the Reference Rate on the amount due and unpaid from and after the Closing Date until such amount is paid in full. If the Purchase Price exceeds the Adjusted Purchase Price, then the Sellers shall pay to the Purchaser, in United States Dollars, the amount of the difference, plus interest as calculated above, within five (5) days after final determination of the Closing Statement or, if Sellers fail to make such payment, such amount shall be paid to the Purchaser by Giancarlo Zacchello pursuant to his personal guarantee in accordance with Section

                  9.2 a) v) or, at the Purchaser's discretion, in accordance with Section 9.2 a) iii) and 9.2 a) iv) of this Agreement. If the Adjusted Purchase Price exceeds the Purchase Price, the Purchaser shall pay to the Sellers, in accordance with the Initial Purchase Price Fractions, the difference in United States Dollars, plus interest as calcuated above, within five
                  (5) days after final determination of the Closing Statement.

2.4.3 CLOSING STATEMENT DISPUTES. a) Subject to Section 2.4.3 (b), the Closing Statement, the calculation of the Closing Net Worth and of the Closing Indebtedness delivered by the Purchaser to the Sellers shall be final, binding and conclusive on the Parties hereto.

         b)       (i)      The Sellers, in a single action to be taken by the
                           Common Representative, may dispute any amount reflected on the Closing Statement by written notice delivered to the Purchaser within 30 days of Sellers' receipt of the Closing Statement, specifying each disputed item, the amount thereof and the basis on which such dispute is made. Any items not in dispute shall be paid in accordance with Section 2.4.2(b).
                           The Sellers, at their own expense, may cause such Big
                           Six firm of independent accountants designated by the Sellers, through the Common Representative
                           (hereinafter, the "Sellers' Accountants") to conduct an audit, review or other report of the Closing
                           Statement and the calculation of the Closing Net
                           Worth and/or the Closing Indebtedness. For such purposes the Sellers' Accountants shall have reasonable access to the Books and Records of the Companies. The report of the Sellers' Accountants, if any, referred to in the second sentence of this sub-paragraph must accompany Sellers' written notice of dispute.

                  (ii) In the event of such a dispute, the Purchaser and the Sellers shall attempt to reconcile their differences and any resolution reached by them as to any disputed amounts shall be final, binding and conclusive on the Parties, and the Purchaser shall revise the Closing Statement to reflect any such resolutions and may adjust the Closing Statement in light of any such dispute, in each case within 30 days of Sellers' written notice of dispute to the Purchaser.

                  (iii) If Purchaser and Sellers are unable to reach a solution within the later of (x) 30 days of Sellers' written notice of dispute to the

                           Purchaser and (y) 5 days after Purchaser's delivery of an adjusted Closing Statement pursuant to clause
                           (ii) above, the Purchaser and the Sellers shall submit the items remaining in dispute for resolution to a Big Six firm of independent accountants (hereinafter, the "Third Accounting Firm"), to be jointly selected by the Parties, or in case of disagreement between them, by the Chairman of the Chamber of Commerce of Torino. The Third Accounting Firm shall, within 30 days after submission, determine and report to the Parties upon such remaining disputed items in accordance with the provisions hereof. The report of the Third Accounting Firm will be final, binding and conclusive on the Parties hereto. The Third Accounting Firm shall make such determination in its sole discretion on the basis of the Accounting Principles. In the event the Third Accounting Firm selected as indicated above does not submit its determination and report within the aforementioned deadline, as it may be extended by mutual agreement of the Parties, the Purchaser and the Common Representative on behalf of the Sellers shall have the right to request the Chairman of the Torino Chamber of Commerce to select a new Third Accounting Firm that shall carry out the above indicated activities. The fees and disbursements of the Third Accounting Firm shall be allocated between the Purchaser and the Sellers in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Third Accounting Firm that is unsuccessfully disputed by each (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                  (iv) Within 5 days following the delivery of the report of the Third Accounting Firm to the Parties hereto, containing the determination of any disputed item, any outstanding amount, plus interest calculated at the Reference Rate from the Closing Date up to the date of payment, shall be settled in accordance with the provisions of Article 2.4.2 b).

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                  ---------------------------------------------

The Sellers make the representations and warranties set forth in Enclosure 3 hereto. The Sellers acknowledge that the representations and warranties made by them are correct and true as of the date of this Agreement, that they shall be correct and true as of the Closing Date and that the Purchaser is relying upon such representations and warranties in connection with the purchase by it of the Speedline Shares and thereby the Participation.

                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

The Purchaser makes the representations and warranties contained in Enclosure 4 hereto, and acknowledges that they are correct and true as of the date of this Agreement and they shall be correct and true as of the Closing Date and that the Sellers are relying upon such representations and warranties in connection with the sale of the Speedline Shares and thereby the Participation.

                                    ARTICLE 5
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Unless otherwise indicated herein, the representations and warranties of the Sellers contained in this Agreement, Enclosures or Sellers' Disclosure Schedules hereto, and any agreement, instrument, certificate or other document executed or delivered pursuant hereto or thereto (it being understood that with regard to the representations and warranties reference shall be made to Article 3 and Enclosure 3 hereof) shall survive the Closing of the transactions contemplated hereby until the end of the 24th month after the Closing Date, except for (a) the representations and warranties provided under Sections 3.4, 3.5, 3.13, 3.22, 3.23, 3.34, 3.35 and 3.37 of Enclosure 3 as well as (b) the covenants of the Sellers contained in this Agreement, Enclosures or Sellers' Disclosure Schedules hereto concerning environmental matters, tax, title to the assets of the Companies, title to the Speedline Shares and thereby the Participation, and the covenants contained in Article 7 hereof, each of which shall survive until the date of expiry of the applicable statute of limitation or the terms provided for herein as the case may be.

5.2 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Unless otherwise provided herein, the representations and warranties of the Purchaser contained in this Agreement, Enclosures hereto or in any document, certificate or undertaking given pursuant hereto or thereto (it being understood that with regard to the representations and warranties reference shall be made to Article 4 and Enclosure 4 hereof) shall survive the Closing of the transactions contemplated hereby until the end of the 24th month after the Closing Date. The Purchaser's representations and warranties and covenants as to any Additional Purchase Price Shares to be delivered to the Sellers shall survive the Closing of the transactions contemplated hereby until (x) delivery of the Additional Purchase Price Shares in accordance with this Agreement and the Escrow Agreement and (y) discharge of the Purchaser's obligation under Section 2.3 c) (ii) of this Agreement, if any.

5.3 INTERRUPTION DUE TO NOTICE OF CLAIM. It is agreed that in the event of a Claim of Indemnity, the representations and warranties and covenants contained in this Agreement, Enclosures or Schedules hereto, pursuant to which a Claim of Indemnity has been delivered, the corresponding limitation of liability in respect of any indemnification relating thereto and the corresponding guaranty or other security therefor pursuant to this Agreement and/or the Escrow Agreement, will continue to survive beyond the relevant terms indicated under Sections 5.1 and 5.2. above, until the relevant Claim of Indemnity has been resolved pursuant to Article 9 or, as the case may be, Article 10 of this Agreement.

5.4 INDEPENDENT OBLIGATIONS. The Sellers and the Purchaser acknowledge and agree that the representations, warranties and indemnities of the Sellers and the Purchaser are autonomous and independent and that any right or remedy of the Purchaser or the Sellers, respectively, however arising under this Agreement in connection with any misrepresentation or breach of any warranty shall not be subject to the statute of limitation periods and forfeiture restrictions under
Article 1495 c.c.

                                    ARTICLE 6
                                CLOSING COVENANTS
                                -----------------

6.1 OPERATION OF THE BUSINESS PENDING THE CLOSING. (1) At all times during the Interim Period, the Sellers, undertake that each of the Companies will conduct its business and operations only in the ordinary course and consistent with past practice, including but not limited to, maintaining normal working capital levels consistent with past practice. In addition, except as permitted below, the Sellers, jointly and severally, undertake that each of the Companies, during the Interim Period, (unless otherwise agreed by the Parties) will not:

         a) create, incur, assume, prepay or refinance any debt for money borrowed, except for short-term indebtedness in the ordinary course of business and consistent with past practice, not to exceed the Companies' normal operating levels of short-term indebtedness as well as indebtedness outstanding under the existing Loans as of the date of this Agreement, or make any loans, advance or capital contributions to, or investment in, any Person;

         b) increase in any manner the compensation (wages, salaries, bonuses or other compensation) of any of its officers, directors, "dirigenti" or employees, except if such increase is required by Law or by collective labor agreements or increases in the compensation of employees (other than officers, directors, and "dirigenti") consistent with past practice and in the ordinary course of business;

         c) sell, transfer, or otherwise dispose of or agree to sell, transfer, or otherwise dispose of, any properties or assets (excluding inventory in the ordinary course of business and consistent with past practice and through regular trade channels), real, personal or mixed;

         d) make any capital expenditures or capital additions or improvements, which individually or in the aggregate exceed the amounts set forth in the 1997 Operating Budget therefor;

         e) pay or declare any dividend in cash or stock or other assets or allow other equity withdrawal or make any distribution, bonus or profit sharing distribution or similar payment in cash or stock or other assets;

         f) issue any stock, quotas or other securities (or rights to acquire stock, quotas or other securities) of any of the Companies;

         g) incur any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business and consistent with past practice;

         h) permit any of its property or assets to be subjected to any Liens;

         i) write-off as uncollectible any notes or accounts receivable, except write- offs in the ordinary course of business and consistent with past practice, charged to the bad debt reserves or to the provision for contractual risks;

         j) settle any pending claims or claims that arise in the Interim Period by or against any of the Companies, or settle, cancel or waive any material claims or rights of the Companies;

         k) make any change in any method of accounting or auditing practice;

         l)       cancel or reduce any of its insurance coverage;

         m) permit any Authorization or any Intellectual Property Rights to expire;

         n) change the prices or other terms on which the Companies purchase and sell raw material, finished goods, supplies and other property; or

         o)       agree, whether or not in writing, to do any of the foregoing.

         (2) The Sellers undertake that, during the Interim Period, each of the Companies will use its best efforts, to:

         p) maintain adequate and appropriate levels of Inventory to carry on the Business in the ordinary course, to accomplish the 1997 Profit Budget, and consistent with past practice as of December 31, 1996;

         q)       keep available the services of its employees;

         r) maintain the relations and goodwill with the suppliers, customers, distributors and any others with which it has business relations;

         s) preserve the possession and control of its properties and assets;

         t) preserve the confidentiality of any confidential or Proprietary Information of the Business;

         u) pay and discharge its liabilities in the ordinary course of business;

         v) conduct the Business in such a manner that on the Closing Date the representations and warranties of the Sellers contained in this Agreement will be true, correct and complete as if such representations and warranties were made on and as of such date; and

         w) promptly notify the Purchaser in writing of any change in respect of items p) through v) hereof.

         (3) During the Interim Period, the Sellers shall not sell, transfer, or otherwise dispose of or agree to sell, transfer, or otherwise dispose of, any shares, quotas, properties, assets, or other participation (financial or otherwise).

         (4) Prior to the Closing, the Sellers shall:

         x)       take all actions necessary to complete the April
                  Restructuring;

         y) cause Speedline to enter into an agreement with Pitagora S.r.l., a company organized under the laws of Italy with registered office at Venezia, Zattere 1415 (hereinafter, "Pitagora") to amend that certain purchase agreement dated December 23, 1996 between them, with respect to the sale of Speedline's former operating facility in Brescia (hereinafter, the "Brescia Plant") with retroactive effect to the date thereof, to provide that Pitagora shall (1) be liable for all actual, contingent and other liabilities arising from or related to the ownership, operations or activities of the Brescia Plant both prior to and after December 23, 1996, and (2) release, hold harmless, indemnify and defend Speedline from and against any and all such liabilities;

         z) obtain all required consents of, or give all required notice to third parties under each of the Material Contracts, the Master Agreement between Speedline Aluminia and the Provincia di Bolzano, any guarantee (e.g., fideiussioni or any other form of guarantee) or security granted by each of the Companies in favor of any other Companies, and the Loans.

6.2 ACCESS TO INFORMATION AND DOCUMENTS. (a) During the Interim Period, the Sellers shall give, and shall cause each of the Companies to give to the Purchaser and to its agents and representatives (including, without limitation, accountants, lawyers and appraisers) reasonable access during normal working hours upon reasonable notice (i) to any and all of the properties, assets, Books and Records, Corporate Records and other documents of the Companies, and (ii) to any key personnel of the Companies to enable the Purchaser to make such examinations and inspections as the Purchaser may reasonably determine are necessary or appropriate. The Sellers shall provide, and undertake that Mr. Giancarlo Zacchello or other appropriate representatives shall provide the Purchaser with such information and copies of such documents and records as the Purchaser may reasonably request.

         (b) Without limiting the foregoing Section 6.2(a), promptly upon the Announcement Date, the Sellers shall arrange one or more meetings between the Purchaser and the authorized representatives of Fiat, Audi and Mercedes-Benz (hereinafter, the "Key Customers") with whom the Companies customarily communicate on significant business matters. Mr. Giancarlo Zacchello or other appropriate representatives of the Sellers shall participate in such meetings with the Purchaser.

6.3 ANTITRUST FILINGS. It is understood that the Purchaser, the Sellers and each of the Companies shall cooperate in the preparation and delivery of any required filings or documentation in connection with the antitrust filing made to the Italian Competition Authority (Autorita Garante della Concorrenza e del Mercato) and each Party shall provide any document and information and shall use all reasonable efforts that may be necessary or useful to obtain the required approval of the transactions contemplated hereby.

6.4 NOTICE OF UNTRUE REPRESENTATION OR WARRANTY. The Sellers shall, and undertake that the Companies shall, promptly notify the Purchaser upon any representation or warranty of the Sellers contained in this Agreement becoming untrue or incorrect as of or prior to the Closing Date.

6.5 ACTIONS TO SATISFY CLOSING CONDITIONS. The Parties hereby agree to take all such reasonable actions within their power to control, and to use all reasonable efforts to cause other actions to be taken which are not within their power to control, so as to ensure compliance with all of the conditions set forth in
Article 8 below. Each of the Parties will cooperate with the others in obtaining all other Authorizations, Consents, orders and approvals which are required in connection with the consummation of the transactions contemplated by this Agreement, and will take all reasonable actions to avoid the entry of any order or decree by any Governmental Authority prohibiting the consummation of the transactions contemplated hereby.

6.6 RISK OF LOSS. If, prior to the completion of the Closing, any material property or material assets of the Companies is destroyed or damaged by fire or any other casualty or is appropriated, expropriated or seized by any lawful authority, the Purchaser shall have the option, exercisable by notice in writing given within 30 (thirty) Business Days of the Purchaser receiving notice in writing from the Sellers of such destruction, damage, expropriation or seizure:
(a) to reduce the Purchase Price by an amount equal to the cost of repair, or if expropriated, seized, destroyed or damaged beyond repair, by an amount equal to the replacement cost of the assets forming part of the assets so expropriated, seized, damaged or destroyed and to complete the purchase, in which event all cash proceeds of any insurance or compensation effectively realized by the Companies, in relation to such expropriation, seizure, damage or destruction, shall be paid pro-rata to the Sellers (and in this case the Sellers shall have the option to assume the control of the relevant insurance claim); (b) to complete the purchase without reduction of the Purchase Price, in which event all proceeds of any insurance or compensation for expropriation, seizure, damage or destruction shall be payable to the Companies, all rights and claims of the Companies will remain with the Companies and all rights and claims of the Sellers or any other Party to any such amounts not paid by the Closing Date shall be assigned to the Purchaser; or (c) to terminate this Agreement if such destruction, damage, expropriation or seizure materially interferes with the operation of the Companies. The Sellers shall provide prompt notice to the Purchaser of such destruction, damage, expropriation or seizure.

6.7 OPINIONS OF COUNSEL. The Sellers shall provide to the Purchaser legal opinions, dated as of the Closing Date, from the Sellers' Counsel, in the form of Enclosure 7 hereto. The Sellers shall assume and pay any and all legal fees and costs deriving from the opinions rendered by such counsel.

6.8 CORPORATE ACTIONS. (a) The Sellers shall deliver the resignation of all the Directors of the Companies effective as of the Closing Date. (b) The Sellers shall use their best efforts so that the Statutory Auditors of the Companies submit their resignation effective as of the Closing Date.

6.9 KEY MANAGERS. The Sellers will use their best efforts to cause the Key Managers to execute a letter, substantially in the form of Enclosure 8, waiving their right to resign, to the extent of the applicable law, from the Companies pursuant to article 13 of the Collective Labor Agreement for Dirigenti dell'Industria or to any other relevant applicable law.

6.10 PERFORMANCE. Each Party to this Agreement shall severally comply in all material respects with all covenants, agreements and undertakings required by this Agreement to be performed or complied with by each of them at or prior to the completion of the Closing.

6.11 RELATED PARTY AGREEMENTS. At or prior to the Closing Date, the Companies shall have entered into binding, purchase, supply, service or other appropriate agreements reflecting their respective business activities with the following companies on terms and conditions acceptable to the Purchaser (hereinafter, the "Related Party Agreements"):

                  i)       Metallic Alloys S.p.A.;
                  ii)      MIM Ruote Alloy Wheels S.p.A.;
                  iii)     Fusione e Lavorazioni Tecnologiche S.r.l..

6.12 PRESS RELEASES. The Sellers and the Purchaser will mutually agree upon any public announcements pertaining to this Agreement and the purchase of the Speedline Shares and thereby the Participation and shall not issue any such public announcement, except as may be required by applicable law in the opinion of Amcast's Securities Law counsel, in which case the Parties shall use all reasonable efforts to consult, in good faith, with each other before issuing any such public announcement. The Sellers shall use their best efforts to assure compliance with this Section 6.12 by their respective Affiliates, shareholders, directors, officers and employees.

6.13 CONSENTS. The Sellers shall make best efforts to obtain the consents to the execution and delivery of this Agreement under the letters of patronage indicated under Section 3.1(a) of Sellers' Disclosure Schedule.

6.14     RELATED PARTY LEASES.

         (a) The Sellers hereby agree to confirm to Speedline in writing the intention of San Marco Finanziaria to negotiate in good faith with Speedline an extension of the lease between San Marco Finanziaria and Speedline of industrial property located at Speedline's plant at Via Salgari, Santa Maria di Sala (VE), Italy on terms and conditions equivalent to rates, terms and conditions prevailing in the market for industrial property leases between unrelated third parties. San Marco Finanziaria hereby grants and shall deliver to Speedline (or at Speedline's discretion one or more, of the other Companies) at Closing an irrevocable right of first refusal, during the term of the lease, to receive sufficient prior notice of any proposed sale of the aforesaid property and of the relevant terms and conditions thereof, and to purchase such property on the same terms and conditions offered, in good faith, by any ready, willing and able third party;

         (b) at the Purchaser's request, the Sellers hereby agree to amend or cause to be amended the other Real Property Leases, if any, between Sellers (or any Affiliates thereof) and the Companies by providing extensions of the terms of such Real Property Leases for a period of at least six years automatically renewable for a further period of six years at rental rates, and on other terms and conditions, equivalent to rates, terms and conditions prevailing in the markets where each property is located for commercial leases between unrelated parties.

6.15 FLT OPTION. At the Closing, the Purchaser and the quotaholders of Fusione e Lavorazioni Tecnologiche S.r.l., an Italian limited liability company, having its registered office at Bassano del Grappa (Vicenza), Via S.G. Emiliani, 25, ("FLT") shall enter into an option agreement substantially in the form attached to this Agreement as Enclosure 2 (the "FLT Option Agreement"). The Sellers hereby agree to cause the quotaholders of FLT to execute the FLT Option Agreement at the Closing and to perform the obligations thereof after the Closing.

6.16 REVOCATION OF BANKING POWERS. At or prior to the Closing, the Sellers shall revoke any and all banking powers to the persons indicated under Section 3.9 of Sellers' Disclosure Schedule.

6.17 LEASES EXTENTION OR AMENDMENTS. At the Purchasers' request, the Sellers shall use their best efforts to obtain extentions to the lease agreements indicated under no. 4, 9, 10, 11of Section 3.25 of Sellers' Disclosure Schedule for a period of at least 6 years starting from the Closing Date.

                                    ARTICLE 7
                             POST-CLOSING COVENANTS
                             ----------------------

7.1 NON-COMPETITION CLAUSE. None of the Sellers shall, directly or indirectly (including, without limitation, through companies, associations, joint ventures, family members, relatives or other means): (i) engage, in the entire territories of North America and Europe (as defined in Enclosure 1), in any activity which may be directly, or indirectly, in competition with the Business, (ii) provide any financing for or perform any service which may be in competition with the Business or (iii) utilize its know-how with respect to the Business in a way that is prejudicial to any of the Companies, its organizational structure or the Business, for a period of five (5) years from the later of the Closing Date or the date of termination of any applicable employment or consulting agreement related to them, if any. Notwithstanding the foregoing, the Sellers shall have the right to continue their current involvement in the manufacture and sale of aluminum wheels and related products for the automotive after-market through their current ownerships in MIM Ruote Alloy Wheels S.p.A. as of the date of this Agreement. The Parties to this Agreement agree that, if any court or arbitrator having jurisdiction over this Agreement holds invalid any aspects of the non-competition covenants contained herein, such non-competition covenants and obligations shall be limited but shall survive to the greatest extent permitted by the applicable laws.

7.2 NON-SOLICITATION. Without prejudice to applicable laws on unfair competition, for a period of five (5) years from the later of (i) the Closing Date, or (ii) the date of termination of any applicable employment or consulting agreement, the Sellers shall not in any way, directly or indirectly, solicit, recruit, hire, assist others in recruiting or hiring, or discuss employment arrangements with any employee of any of the Companies without the prior consent of the Purchaser, and shall refrain from interfering with:

         a) any employment arrangement between the Companies and their employees;

         b) any business relationship between the Companies and their suppliers, or members of their distribution network, and shall not in any way assist any Person in soliciting or entering into agreements with any suppliers of the Companies or members of their distribution network or solicit or enter into agreement with members of the distribution network;

         c)       the Companies' relationships with their respective customers;

         d) any other business activity or relationship of the Companies which could be interpreted, in good faith, as an interference with the Business.

7.3 DUTY OF CONFIDENTIALITY. The Sellers shall keep strictly confidential and shall not use, directly or indirectly, any of the information concerning the Companies received, obtained by or otherwise known to them in any capacity.

7.4 CONSIDERATION. Sellers acknowledge to the Purchaser, on their own behalf and on behalf of Sellers' Shareholders, that the Purchase Price, as adjusted, also includes substantial and sufficient consideration for the above undertakings of non-competition, non-solicitation and confidentiality.

7.5 MODIFICATION OF NAME. Speedline Holding shall cause its company's name to be modified, removing the word "Speedline", and each Seller shall not use in any way whatsoever the name "Speedline" or other similar name, except as provided in
Section 7.5 of Seller's Disclosure Schedule.

7.6 OBLIGATIONS TO BIND AFFILIATES, ETC. Each of the Corporate Sellers shall use its best efforts to assure that its Affiliates, shareholders, directors, officers and employees comply with the undertakings set forth in Sections 7.1, 7.2, 7.3 and 7.5 as if they were parties to this Agreement.

7.7 ENVIRONMENTAL PERMITTING AND REMEDIATION PLAN. (1) As soon as practicable following the Closing, the Purchaser shall carry out the permitting and remediation measures set forth in Enclosure 14 hereto with respect to health, safety and environmental matters (the "Environmental Permitting and Remediation Plan"). The Purchaser shall provide the Sellers with a budget submitted by a reliable environmental firm as well as with all the relevant technical specifications in order to perform the work required to complete the Environmental Permitting and Remediation Plan and any other environmental remediations or compliance measures which may be proposed by the Companies after the Closing to be paid from the Environmental Holdback Amount other than pursuant to an order of a Governmental Authority. Purchaser shall allow the Sellers to have reasonable access to the premises and Books and Records of the Companies necessary for determination of the responsibility for, necessity and extent of any proposed action and reasonably to participate in any contacts with Governmental Authorities. In the event the Sellers should object to the budget presented by the Purchaser concerning the work, the technical specifications or any other matter related to such work within fifteen (15) days from receipt of said documents from the Purchaser, the Parties agree to have the relevant matters in dispute determined by a third party jointly selected. In case the parties should not agree in connection with the above selection, the third party shall be selected by the Chairman of the Torino Chamber of Commerce.

(2) All out of pocket costs of such measures in excess of the Environmental Holdback Amount incurred by the Purchaser pursuant to the Environmental Permitting and Remediation Plan shall be paid to the Purchaser in accordance with Section 9.2 of this Agreement. This Section 7.7 and the Environmental Permitting and Remediation Plan shall not in any way limit the Purchaser's rights and the Sellers' obligations of indemnification pursuant to Section 9.1(d) (ii).

7.8 ACCOUNTS RECEIVABLE. To the extent the Purchaser is indemnified in respect of any uncollected account receivable, Purchaser shall assign to the Common Representative its rights in respect of such receivable and the Common Representative shall notify Purchaser in advance of any effort to collect such receivable.

7.9 RELEASES. Within 60 days following the Closing, the Sellers shall cause the Companies to be released as guarantors of any and all obligations of any third party or any Affiliates of the Sellers other than the Companies, including, without limitation, Speedline's guarantees of obligations of TEC Flam S.r.l., Interservizi S.r.l., Metallic Alloys S.r.l., Nuova Perani S.r.l. and Indel S.r.l. and provide satisfactory evidence of such release to the Purchaser.


                                    ARTICLE 8
                       CONDITIONS PRECEDENT OF THE CLOSING
                       -----------------------------------

8.1 CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The respective obligations of the Parties to consummate the transactions contemplated by this Agreement with regard to the Closing are subject to the fulfillment at or prior to the Closing Date of the following conditions:

8.1.1 NO LEGAL OBSTRUCTION. No injunction or other order issued by a court of competent jurisdiction shall have been obtained (and be continuing) by any Person restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

8.1.2 CHANGE IN LAW. Since the date hereof, no Law, proposed Law, any change in any Law, or the interpretation or enforcement of any Law shall have been introduced, or enacted the effect of which will be to prevent the Closing, to increase materially the cost to the Seller or the Purchaser of the completion of the transactions contemplated in this Agreement, or to materially adversely affect the continuation of the Business after the Closing Date on substantially the same basis as heretofore operated.

If the conditions in this Section 8.1, to be fulfilled at or prior to the Closing Date, shall not have been fulfilled or performed, or waived by mutual agreement of the Parties to the extent permitted by Laws, by such time, and such conditions cannot be fulfilled within a reasonable time thereafter agreed upon by the Parties, this Agreement shall be terminated pursuant to article 1353 of the Italian Civil Code, and in such event both Parties shall be released from all obligations hereunder.

8.2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Purchaser) at or prior to the Closing Date of the following conditions, which are provided in the interest of the Purchaser:

8.2.1 BOARD OF DIRECTORS APPROVAL; AUDITED FINANCIAL STATEMENTS. a) The Board of Directors of Amcast shall have approved this Agreement and the purchase of the Speedline Shares and thereby the Participation. The Sellers acknowledge that Amcast's Board of Directors' approval is a requirement to execute the Closing.

         b) The Purchaser shall have received not later than August 4, 1997, i) audited, aggregated financial statements (balance sheet and income statement) of the Core Companies prepared in accordance with the Accounting Principles, as of December 31, 1996 and for the year then ended, and ii) reviewed, consolidated income statements of the Core Companies plus Alustampi and Autolambro prepared in accordance with the Accounting Principles, as of May 31, 1997 and for the five months then ended, which financial statements shall have been prepared by Ernst & Young LLP (the "E&Y Financial Statements"). Further, the E&Y Financial Statements shall indicate results of the Core Companies' or the Core Companies' plus Alustampi's and Autolambro's, as the case may be, financial condition for the relevant periods that are equal to or more favorable than as indicated in the Financial Statements including, without limitation, in regard to net worth, sales, operating income and net income of such Companies.

         c) Purchaser shall have received written confirmation from Ernst & Young LLP that such firm shall timely issue all audited, consolidated financial statements of the Companies sufficient for purposes of compliance by Amcast with all relevant Securities Laws.

8.2.2 REPRESENTATIONS AND WARRANTIES. (a) The representations and warranties made by the Sellers in this Agreement shall be true and correct when made, during the Interim Period, and at and as of the Closing Date as if such representations and warranties were made at, and as of the Closing Date, except (i) for representations made as of a specified date and for a specified period, which shall be true and correct as of the specified date or for the specified period or (ii) as affected by actions taken after the date hereof in accordance with the terms of this Agreement or with the prior written consent of the Purchaser. The Sellers shall have executed and delivered a closing certificate to that effect.

         (b) If at any time the Purchaser reasonably determines that any of the covenants or representations and warranties contained in this Agreement or in any other document delivered by the Sellers pursuant hereto are not true and correct in any material respect, or if the Purchaser becomes aware of any information not previously disclosed that could have a material adverse effect on the Business, the Companies, or the Purchaser's operation thereof, the Purchaser shall have the right to terminate this Agreement pursuant to Section
8.2.11 hereof. The Purchaser shall promptly notify the Sellers in writing if it intends to terminate this Agreement in accordance with the terms of this Section 8.2.2(b).

8.2.3 PERFORMANCE. The Sellers and the Companies shall each have performed and complied in all material respects with all covenants, agreements and undertakings required by this Agreement to be performed or complied with by them at or prior to the Closing Date. The Sellers each shall execute and deliver a closing certificate to that effect.

8.2.4 OPINION OF SELLERS' COUNSEL. The Purchaser shall have received a legal opinion dated the Closing Date from Sellers' Counsel substantially in the form of Enclosure 7 hereto.

8.2.5 AGREEMENT WITH MR. ZACCHELLO AND KEY MANAGERS. Mr. Giancarlo Zacchello shall have entered into a consulting agreement with the Purchaser on terms and conditions to be negotiated between Mr. Giancarlo Zacchello and the Chief Executive Officer of the Purchaser, and the following individuals employed by the Companies shall have entered into employment agreements with the respective Companies by which they are employed, substantially in the form of Enclosure 11 hereto:

         -        Guido Bolognari;
         -        Giuliano Fazzini;
         -        Giorgio Muffato;
         -        Giovanni Scarlini;
         -        Corrado Fischer.

For such purposes the Purchaser and the Common Representative jointly shall approach such employees and attempt to negotiate such agreements or terms and conditions acceptable to such employees, respectively, and the Companies.

8.2.6 RESIGNATION. Each of the Directors of the Companies shall have submitted their resignations effective as of the Closing Date in accordance with Section
6.8 hereof.

8.2.7 CLOSING CERTIFICATE. The Sellers shall have executed and delivered to the Purchaser at the Closing the Closing Certificate, substantially in the form of Enclosure 13.

8.2.8 DELIVERIES. The Sellers also shall have delivered to the Purchaser, at or prior to the Closing, the following in form and substance reasonably satisfactory to the Purchaser:

         (a) the endorsed share certificates representing the Speedline Shares, free and clear from any Liens, duly recording the transfer in favor of the Purchaser, together with the shareholders' book of Speedline containing the annotation attesting that the Purchaser has been registered therein as the holder of the Speedline Shares free and clear of any Liens;

         (b) notarized copies of all corporate resolutions or appropriate corporate powers of the Corporate Sellers approving the entering into of this Agreement and the completion of all transactions contemplated hereunder;

         (c)      letters, if any, from the Key Managers, executed pursuant to
                  Section 6.9 indicating that they waive their right to resign from the Companies pursuant to article 13 of the Collective Labor Agreement for Dirigenti dell'Industria, to be entered into substantially in the form of Enclosure 8;

         (d) notarized copies of the powers of attorney granted by each Seller's representative, approving the entering into of this Agreement and any other document indicated herein and the completion of all transactions contemplated hereunder;

         (e) a certificate of status, compliance and good standing ("certificato di vigenza" or other equivalent certificate) for each of the Companies;

         (f) a certificate, executed by the Sellers, attesting that there has been no material adverse change in the assets, liabilities, operations, earnings, prospects, conditions (financial or otherwise) or business of any the Companies since the date of the Financial Statements;

         (g) all shareholders' or equivalent books and all share certificates of the Companies;

         (h) the certificate executed by the Sellers and duly signed by each of the Sellers in accordance with the provisions set forth under Section 8.2.2 and 8.2.3;

         (i) the Closing Certificate, substantially in the form of Enclosure 13;

         (j) jointly with the Purchaser and the Escrow Agent, the Escrow Agreement pursuant to Section 2.3 c)(i);

         (k)      the Related Party Agreements pursuant to Section 6.11;

         (l) the notarial deed and the quotaholders' book of Autolambro evidencing that Speedline Aluminia owns all the quotas of such company;

         (m) the notarial deed and the quotaholders' book of Alustampi evidencing that Speedline owns all the quotas of such company;

         (n) the amendment of the agreement as indicated under Section 6.1(4)(y) duly executed between the parties thereto;

         (o) appropriate documentation evidencing that pre-closing covenants indicated under Section 6.1(4)(x), and 6.1(4)(z) have been properly and satisfactorily completed;

         (p) the Sellers' written confirmation, right of first refusal and undertakings pursuant to Section 6.14 hereof in form and substance reasonably satisfactory to the Purchaser;

         (q) the personal guarantee of Mr. Giancarlo Zacchello in the form attached to this Agreement as Enclosure 15;

         (r)      the consents pursuant to the letters of patronage referred in
                  Section 6.13;

         (s)      the consents referred in Section 6.1(4) (z);

         (t)      the FLT Option Agreement pursuant to Section 6.15;

         (u)      the banking powers revocations referred in Section 6.16;

         (v)      the lease amendments and extentions referred in Section 6.17;

         (w) any policies of insurance then in force covering pollution or business interruption perils insuring any of the Companies; and

         (x) full release of Speedline's guarantee of the performance of Speedline Holding under a contract with Norsk Hydro A.S. dated July 7, 1997 concerning payment in favor of Hydro Aluminium A.S..

8.2.9 MATERIAL ADVERSE CHANGE. There will have been no material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, prospects or Business of the Companies since the date of the Financial Statements.

8.2.10 SATISFACTORY MEETINGS WITH KEY CUSTOMERS. The meetings referred to in
Section 6.2(b) shall have occurred and Purchaser, in its reasonable discretion, shall have been satisfied as to the likelihood, quality and extent of the continuing customer relationship between the Companies and the Key Customers. The Purchaser shall promptly inform the Sellers in writing if such meetings are unsatisfactory and shall describe in a notice in reasonable detail the reason for such dissatisfaction. Without limiting the Purchaser's rights to terminate this Agreement, the Sellers with the Purchaser may re-contact the Key Customers directly to attempt to accomplish a meeting that is satisfactory to the Purchaser.

8.2.11 TERMINATION OF AGREEMENT BY PURCHASER. If any condition, obligation or covenant in this Section 8.2, shall not have been fulfilled or performed in any material respect at or prior to the Closing Date, the Purchaser may terminate this Agreement by notice in writing to the Sellers, and in such event the Purchaser shall be released from all obligations hereunder, provided that the non-fulfillment or non-performance shall be material for the purposes of the transactions contemplated herein. Notwithstanding the foregoing, the Purchaser shall be entitled to waive compliance with any of such conditions, obligations or covenants, in whole or in part, if it sees fit to do so, without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation, or covenant in whole or in part. In the event the Purchaser terminates this Agreement pursuant to this Section 8.2.11 as a result of the failure of the condition described in either Sections 8.2.1 (b) or 8.2.10, the Sellers shall pay to the Purchaser, up to a maximum amount of $ 350,000, one-half of the usual and customary expenses reasonably incurred by the Purchaser arising from or in connection with this Agreement, and the other agreements and transactions contemplated herein, including but not limited to due diligence fees and expenses incurred by Purchaser and its agents.

8.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligation of the Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions.

8.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects when made and at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. The Purchaser shall have executed and delivered a closing certificate to that effect.

8.3.2 PERFORMANCE. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement. The Purchaser shall deliver a closing certificate to that effect.

8.3.3 DELIVERIES. The Purchaser shall have delivered to the Sellers at the
Closing:

         (a) the Initial Purchase Price , and the written confirmation of receipt of the Additional Purchase Price Stock by the Escrow Agent;

         (b) in form and substance reasonably satisfactory to the Sellers, a certified copy of the resolutions of the Board of Directors of the Purchaser approving the entering into of this Agreement and the completion of all transactions contemplated hereunder;

         (c)      the Deferred Payment Guarantee in accordance with Section 2.3
                  d);

         (d) the Closing Certificate, substantially in the form of Enclosure 13; and

         (e)      the Escrow Agreement pursuant to Section 2.3 (c) (i).

8.3.4 TERMINATION OF AGREEMENT BY SELLERS. If any condition, obligation or covenant of the Purchaser to be performed at or prior to the Closing Date as provided in this Section 8.3 shall not have been fulfilled or performed in any material respect by such time acting in good faith, the Sellers may terminate this Agreement by notice in writing to the Purchaser, and in such event the Sellers shall be released from all obligations hereunder, provided that the non-fulfillment or non-performance shall be material for the purposes of the transactions contemplated herein. Notwithstanding the foregoing, the Sellers shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if they see fit to do so, without prejudice to any of their rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part.

                                    ARTICLE 9
                         INDEMNIFICATION BY THE SELLERS
                         ------------------------------

9.1 INDEMNIFICATION BY THE SELLERS. Subject to this Article 9, from and after the Closing Date, the Sellers agree to indemnify and/or hold harmless the Purchaser and the Companies from all Losses suffered or incurred by the Purchaser and/or the Companies as a result of, or arising out of, or in connection with:

         (a) any breach by the Sellers of, or any inaccuracy of any representation or warranty of the Sellers contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

         (b) any breach or non-performance by the Sellers of any covenant or undertaking to be performed by each of them that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

         (c) any and all debts, liabilities whatsoever (whether accrued, absolute, contingent or otherwise) of the Companies existing at the Closing Date, and/or related to events that occurred or conditions that existed prior to the Closing Date including, without limitation, notwithstanding the disclosures set forth in the Sellers' Disclosure Schedule, any liabilities for Taxes for any period up to and including the Closing Date, and not provided for or included or disclosed in the Financial Statements;

         (d) notwithstanding the disclosures set forth in the Sellers' Disclosure Schedule: (i) products manufactured or sold by the Companies prior to the Closing Date; (ii) notwithstanding the payment of the Environmental Holdback Amount and the Environmental Permitting and Remediation Plan, any and all events that occurred or conditions existing prior to the Closing Date pertaining to violations of Environmental Laws and Environmental Permits whether or not known to the Purchasers or the Sellers; (iii) the April Restructuring; (iv) operations of the Companies prior to the Closing in areas of activity other than the Business including, without limitation, operations of Speedcast prior to its acquisition by Speedline Holding, and the operations of the Brescia Plant; and (v) any failure by the Companies to comply with the terms and conditions of the Loans prior to Closing.

9.2 LIABILITY OF THE SELLERS. For the purpose of this Article 9, it is agreed as follows:

         a) i) From and after the Closing Date, the Sellers shall indemnify and hold harmless the Purchaser pursuant to Section
                  9.1 for any and all Losses incurred by the Purchaser and/or the Companies pursuant to this Agreement (hereinafter, the "Purchaser's Losses"). Each of the Sellers shall indemnify the Purchaser for that portion of the Purchaser's Losses equivalent to such Seller's Initial Purchase Price Fraction thereof, provided, that Giancarlo Zacchello's guarantee pursuant to Section 9.2 a) iv) and 9.2 (a) (v) shall not be limited by this Section 9.1 a) i), and further provided, that the amount of the Purchaser's Losses allocable to Gerance in excess of the limit set forth in Section 9.8 e) shall be indemnified by each Seller in the proportion that the number of Speedline Shares owned by such Seller immediately prior to the Closing bears to the total number of issued and outstanding Speedline Shares excluding those Speedline Shares owned by Gerance.

                  ii) The Parties hereby agree (but without limitation upon
                  Section 2.4.2(b)) that at and as of the dates set forth below, the Sellers' obligations (x) to pay any adjustments to the Purchase Price under Article 2, (y) to indemnify the Purchaser's Losses under Article 9 of this Agreement, and (z) to pay any costs or expenses of the Environmental Permitting and Remediation Plan in excess of those paid from Environmental Holdback Amount shall be secured by the Deferred Payment, the Additional Purchase Price Shares, and any amount of the Contingent Payment owed to the Sellers, in the amounts set forth below as to each date:

                           A) on the Closing Date, $ 16,500,000 plus the full amount of the Contingent Payment to the extent same shall become available for payment ("Guaranty Amount I);

                           B) on the Second Anniversary, the amount of any Claims of Indemnity pending but not yet paid on such date, plus the lesser of (1) Guaranty Amount I less Claims of Indemnity paid to the Purchaser between the Closing Date and the

                                    Second Anniversary, and (2) $6,500,000.00 plus the amount of the Contingent Payment to the extent available for payment ("Guaranty Amount II");

                           C) on January 1, 2000, the amount of any Claims of Indemnity pending but not yet paid on such date, plus the lesser of (1) Guaranty Amount II less Claims of Indemnity paid to the Purchaser between the Second Anniversary and January 1, 2000, and (2) $ 6,500,000.00
                                    ("Guaranty Amount III");

                           D) on January 1, 2001, the amount of any Claims of Indemnity pending but not yet paid on such date, plus the lesser of (1) Guaranty Amount III, less the amount of any Claims of Indemnity paid to the Purchaser prior to such date, and (2) $4,300,000.00 ("Guaranty Amount IV");

                           E) on January 1, 2002 until expiration of the Sellers' representations, warranties and covenants under this Agreement, the amount of any Claims of Indemnity pending but not yet paid on January 1, 2002, plus the lesser of (1) Guaranty Amount IV less the amount of any Claims of Indemnity paid to the Purchaser prior to such date, and (2) $2,150,000.00 ("Guaranty Amount V").

                  iii) It is agreed that, except as provided in Section 2.4.2
                  (b), any indemnification or other payment due to the Purchaser pursuant to this Agreement first will be deducted from the Deferred Payment. In the event the Deferred Payment is not available or is not sufficient to cover payments due to the Purchaser, such amounts shall be deducted from the Contingent Payment up to the outstanding amount owed to the Sellers, if any. In the event the Contingent Payment is not available or is not sufficient to payments due to the Purchaser, such amounts shall be paid out of the Additional Purchase Price Stock pursuant to the terms hereof and of the Escrow Agreement.

                  iv) It is also understood that to the extent that at any time and subject to Section 9.2 a) ii) of this Agreement, the amounts of the indemnification or other payments due to the Purchaser exceed the sum of the Deferred Payment, the Contingent Payment, if any, and the value of the Additional Purchase Price Stock then available, and/or the

                  Purchaser is not able (due to whatever circumstance) to recover the amount due to it, the Sellers will be liable to the Purchaser for the amount not so recovered. It is agreed that any indemnification and other amounts payable by the Sellers to the Purchaser pursuant to this Agreement, are secured by Mr. Giancarlo Zacchello in his capacity of "fideiussore" of the Sellers pursuant to Article 1944 c.c. and in accordance with a personal guarantee in the form of Enclosure 15 hereto, which Giancarlo Zacchello shall deliver to the Purchaser at the Closing.

                  v) At such time or times the Sellers shall be obligated to make any payments pursuant to this Agreement, the Purchaser shall have the right to immediately demand and obtain payments due to it under this Agreement directly from Giancarlo Zacchello as "fideiussore" for the Sellers under the guarantee referred to in Section 9.2 (a) (iv) provided, that the Purchaser shall have made written demand for payment upon the Sellers and the amount demanded shall not have been paid to the Purchaser within 15 days after such demand.

         b) In the event of a reduction of any amount from the Deferred Payment by the Purchaser the Sellers shall cause the amount of Deferred Payment Guarantee to be reduced by such amount promptly upon notice from the Purchaser of such reduction or, if there is a dispute concerning such reduction, within 5 days after resolution of such dispute by mutual agreement or upon decision of the arbitrators pursuant to Article 10 hereof. Any failure by the Sellers to cause a reduction in the Deferred Payment Guarantee in accordance with this Section 9.2 b) shall constitute a material breach of this Agreement.

         c) The Sellers shall be deemed to act as one party for the purposes of Article 10 in respect of any dispute which may arise between the Sellers and the Purchaser in connection with the Purchaser's rights under this Article 9.

         d) To the extent the Corporate Sellers are unable, for any reason, to fulfill any of their obligations pursuant to Sections 9.1 and 9.2, the Corporate Sellers hereby agree to use their respective best efforts to cause their shareholders to assume and pay such obligations.

         e) In the event that the Companies are eligible to participate in any tax or social security amnesty programs offered by the Italian national tax authority ("Tax Amnesties"), the Sellers shall have the right to request that the Companies participate in any such amnesty programs. If any Company or the Companies collectively elect to participate in any Tax Amnesty, then the Sellers shall pay in cash the entire amount due in respect of such Tax Amnesty to the applicable Governmental Authority, and the Sellers shall then have no further obligations to indemnify the Purchaser with respect to the periods and taxes specified by such Tax Amnesty. Any such payments by the Sellers shall be counted for purposes of limits on indemnification set forth in
                  Section 9.8. If any Company declines to participate in any Tax Amnesty as to any matter or time period, then the Sellers' obligation to indemnify the Purchaser as to such matter and time period shall be limited to the amount which otherwise would have been paid by Sellers to obtain the Tax Amnesty.

9.3 INDEMNIFICATION BY THE PURCHASER. Subject to this Article 9, from and after the Closing Date, the Purchaser agrees to indemnify and hold harmless the Sellers from all Losses suffered or incurred by the Sellers as a result of, or arising out of, or in connection with:

         (a) any breach by the Purchaser or any inaccuracy of any representation or warranty contained in this Agreement or in any certificate or other document delivered pursuant hereto;

         (b) any breach or non-performance by the Purchaser of any covenant or undertaking to be performed by it that is contained in this Agreement or in any certificate or other document delivered pursuant hereto.

9.4 NOTICE OF CLAIM. In the event that a Party (hereinafter, the "Indemnified Party") shall become aware of any claim, proceeding or other matter in respect of which another Party (hereinafter, the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement (hereinafter, a "Claim of Indemnity"), the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice (which will have the effect indicated under Section 5.3 of this Agreement) shall specify whether the Claim of Indemnity arises as a result of a claim by a Person against the Indemnified Party (hereinafter, a "Third Party Claim") or whether the Claim of Indemnity does not so arise (hereinafter, a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim of Indemnity and the amount of the Claim of Indemnity, if known, together with copy of any relevant documents to the extent available.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim of Indemnity in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting directly from the Indemnified Party's failure to give such notice on a timely basis.

9.5 DIRECT CLAIMS. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim of Indemnity, the Indemnifying Party shall have 30 days to make such investigation of the Claim of Indemnity as it considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim of Indemnity, together with all such other information as the Indemnifying Party may reasonably request. If both Parties agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim of Indemnity, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed amount of the Claim of Indemnity, failing which the matter shall be referred to binding arbitration as provided pursuant to the provisions of Article 10 hereof.

9.6 THIRD PARTY CLAIMS. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Claim of Indemnity and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any third party with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified

Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from such third party, pay the amount of such difference to the Indemnifying Party.

9.7 SETTLEMENT OF THIRD PARTY CLAIMS. (1) If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnified Party shall not provide its written consent to the settlement, the Indemnifying Party's obligation to indemnify shall be limited to (i) the amount of the lesser or the lowest good faith settlement proposal made or confirmed in writing at any time since the commencement of the foregoing Third Party Claim, and (ii) the amount of the counsel fees and cost of proceedings incurred prior to the rejection of said settlement proposal. (2) Any Indemnified Party shall use its reasonable efforts to mitigate expenditures, losses, damages and liabilities to be indemnified under Section 9.1 or 9.3 above.

9.8      Limitation of Liability.
         -----------------------

         a)       The Sellers' obligation to indemnify the Purchaser pursuant to
                  Section 9.1(d)(iii) shall be unlimited as to duration and amount.

         b) The Sellers' obligation to indemnify the Purchaser for Losses arising from or related to the temporary or permanent closure or restriction of use of any of the Buildings and Fixtures, Owned Properties and Leased Properties due to the Companies' lack of any Environmental Permit shall be limited to the Adjusted Purchase Price excluding the amount of any unearned portion of the Contingent Payment (the "Cap Price").

         c) The Sellers' obligations to indemnify the Purchaser pursuant to Section 9.1(d)(ii), other than the obligations referred to in Section 9.8 (b), shall be subject to the limitations of
                  Section 9.8(d), but not to the limitations of Section
                  9.8(d)(i).

         d) The following limitations shall apply to the Sellers' obligations to indemnify the Purchaser pursuant to Section 9.1 and 9.2 of this Agreement with respect to all Losses other than those matters described in Sections 9.8 (a) and 9.8(b), provided, that the limitations set forth in Section 9.8 d) shall not apply to any payments due in respect of the Adjusted Purchase Price, and the limitations set forth in Section 9.8(d)(i) shall not apply to matters described in Section 9.8(c):

                  (i) the Sellers shall have the obligation to make payments to the Purchaser with respect to Claims of Indemnity only if and to the extent that the aggregate total of Claims of Indemnity payable by the Sellers to the Purchaser exceeds TWO HUNDRED FIFTY THOUSAND DOLLARS ($ 250,000.00), in the full amount of the excess;

                  (ii) the maximum amount payable to the Purchaser by the Sellers with respect to Claims of Indemnity notified by the Purchaser on or prior to December 31, 1999 shall be equal to 50% of the Cap Price, and Claims of Indemnity notified by the Purchaser prior to such date shall remain subject to that limitation notwithstanding any lower limitation applicable thereafter;

                  (iii) the maximum amount payable to the Purchaser by the Sellers with respect to Claims of Indemnity notified by the Purchaser between January 1, 2000 and December 31, 2000 shall be equal to 25% of the Cap Price, plus the amount of any Claims of Indemnity notified by the Purchaser prior to such date and not yet settled pursuant to Articles 9 and 10 of this Agreement; Claims of Indemnity notified by the Purchaser during the period mentioned in this Section 9.8(d)(iii) shall remain subject to such 25% limitation notwithstanding any lower limitation applicable thereafter;

                  (iv) the maximum amount payable to the Purchaser by the Sellers with respect to Claims of Indemnity notified by the Purchaser between January 1, 2001 and December 31, 2001 shall be equal to 16.67% of the Cap Price, plus the amount of any Claims of Indemnity notified by the Purchaser prior to such date and not yet settled pursuant to Articles 9 and 10 of this Agreement; Claims of Indemnity notified by the Purchaser during the period mentioned in this Section 9.8(d)(iv) shall remain subject to such 16.67% limitation notwithstanding any lower limitation applicable thereafter;

                  (v) the maximum amount payable to the Purchaser by the Sellers with respect to Claims of Indemnity notified by the Purchaser from and after January 1, 2002 shall be equal to 8.33% of the Cap Price plus the amount of any Claims of Indemnity notified by the Purchaser prior to such date;

                  (vi) anything to the contrary herein notwithstanding, the maximum cumulative amount payable to the Purchaser with respect to Claims of Indemnity under this Agreement that are subject to this Section 9.8(d) shall not exceed 50% of the Cap Price.

         e) Anything to the contrary in this Agreement or the other agreements and instruments delivered in connection herewith notwithstanding, Gerance shall not be obligated to make payments to the Purchaser in regard to adjustments to the Purchase Price, indemnification, payments pursuant to the Environmental Permitting and Remediation Plan or otherwise, except by Purchaser's withholding of payment to Gerance of its portion of the Deferred Payment or the Contingent Payment, if any, and by withdrawal pursuant to the Escrow Agreement, and in accordance with its terms, of the Additional Purchase Price Shares issued to Gerance. This Section 9.8 e) shall not in any way limit the Purchaser's right to seek and obtain payment from the Sellers other than Gerance with respect to the full amount of any and all payments due to the Purchaser.

         f) The Purchaser's obligation to indemnify the Sellers pursuant to Section 9.3 of this Agreement shall be limited to the Cap Price and shall be subject to the limitations set forth in
                  Section 9.8(d), MUTATIS MUTANDIS.

9.9 CALCULATION OF INDEMNIFICATION. For the purpose of this Article 9 the liability of the Indemnifying Party shall be net of any tax benefit effectively realized by the relevant Indemnified Party as jointly determined by the Parties' independent public accountants. However, if the indemnification to be paid by the Indemnifying Party is taxable to the relevant Indemnified Party, the indemnification shall be increased by an amount sufficient to cover the relevant tax to be paid up to the amount of the gross indemnification by the Indemnified Party as a result of the indemnification.

9.10 PAYMENT OF AMOUNTS. Payments of all amounts due as a result of indemnities provided in this Article 9, plus interest calculated at the Reference Rate from the date of the notice of claim up to the date of the actual payment of any amount due, shall be made promptly following such determination, but in no event later than 30 Business Days after such determination.

9.11 NO WAIVER. Except as specifically identified in the Sellers' Disclosure Schedule and except for items disclosed prior to the Closing Date by the Sellers to the Purchaser, in writing, specifically identifying the issue and making reference to this Section 9.11, no investigations made by or on behalf of the Purchaser, pursuant to this Agreement or otherwise, will have the effect of waiving, diminishing the scope of, or otherwise affecting any representations, warranties, covenants or indemnities made in this Agreement, or any other remedy available to the Purchaser pursuant to the applicable law.

                                   ARTICLE 10
                                   ARBITRATION
                                   -----------

10.1 GENERAL. Unless settled by mutual agreement, any dispute or difference whatsoever that might arise from the performance or as to the meaning of this Agreement or as to any matter or items of whatsoever nature howsoever arising out of or in connection with this Agreement, shall be submitted to arbitration in accordance with and subject to the Rules of Arbitration and Conciliation of the International Chamber of Commerce in Paris, France, and finally settled by three arbitrators appointed in accordance with such rules then in force. For the purpose of this Agreement, it is understood that the Sellers shall be deemed to act as one party in respect of any dispute which may arise between the Sellers (or any of them) and the Purchaser.

The panel of arbitrators will be appointed as follows: each Party will appoint an arbitrator; the two arbitrators appointed by the Parties will appoint a third arbitrator who shall act as chairman of the panel. In case the third arbitrator is not appointed within 30 days from the appointment of the two arbitrators appointed by the Parties or one of the Parties has not appointed its arbitrator within 15 days from the notice of the appointment of the arbitrator by the other Party the third arbitrator and/or the arbitrator not appointed by the relevant Party will be appointed by President of the Court of Arbitration of the International Chamber of Commerce in Paris upon request of any of each of the Parties.

10.2 PLACE OF ARBITRATION. Unless otherwise agreed to in writing by the Parties, the arbitration will take place in Paris, France, unless otherwise agreed, in the English language, provided that the arbitrators shall be fluent in the English and Italian languages.

10.3 COSTS OF ARBITRATION. Each Party shall pay its own counsel's fees and costs. The cost of any arbitration will be assessed against the unsuccessful Party, with respect to any claim unsuccessfully disputed by the relevant Party, and the arbitrators will be required to make such cost allocation, if any, part of any ruling issued by them.

10.4 ITALIAN LAW. The arbitrators shall decide the dispute according to Italian substantive law and pursuant to the rules of procedure applied by the Rules of Arbitration and Conciliation of the International Chamber of Commerce in Paris, France with respect to international arbitration rules; provided, however, that any disputes submitted by the Sellers pursuant to Article 2 shall be resolved in accordance with the provisions thereof.

                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

11.1 NOTICES. (1) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by fax, or sent by international air courier service or registered mail, charges prepaid, addressed as follows:

If to the Sellers, to:

acting as Common Representative:           Mr. Giancarlo Zacchello
                                           San Marco 3055
                                           Venice, Italy

Telefax: +39-41-52-105-67 c/o San Marco Finanziaria

with copies to:                            Avv. Francesco Camilotti
                                           Camilotti - Ceccon - Polettini
                                           Galleria Borromeo, 3
                                           Padova, Italy

Telefax: +39-49-666-086


If to the Purchaser, to:                   Amcast Industrial Corporation
                                           7887 Washington Village Drive
                                           Dayton, Ohio  45401-0098 USA

To the attention of:                       Mr. John H. Shuey
                                           President and Chief Executive Officer
Telefax: +1-937-291-7007


with copies to:                            Michael R. Oestreicher, Esq.
                                           Thompson Hine & Flory, LLP
                                           312 Walnut Street, Suite 1400
                                           Cincinnati, Ohio  45202-4029 USA
Telefax: +1-513-241-4771

                                     - and -

                                           Avv. Francesco Gianni
                                           Gianni, Origoni & Partners
                                           Via Delle Quattro Fontane, 20
                                           00184 Rome, Italy

Telefax: +39-6-4871101

         (2) Any such notice or other communication shall be deemed to have been given on the day on which it was received (or, if such day is not a Business Day, on the next following Business Day).

         (3) Any party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 11.1.

11.2 EXPENSES. Except as provided in Section 8.2.11, the Purchaser and the Sellers shall each bear their own expenses, costs and fees (including, without limitation, brokers', investment bankers', attorneys' and auditors' fees) in connection with the transactions contemplated hereby, including the preparation and execution of this Agreement and compliance with its terms, whether or not the transactions contemplated hereby shall be consummated. Any cost and expense (including the notarial fees) to be borne in connection with the transfer of the Speedline Shares shall be paid equally by the Parties. However, the cost of the Fissato Bollato for the sale of the Speedline Shares will be paid by the Purchaser. Any and all expenses, costs and fees incurred by the Sellers described in the first sentence of this Section 11.2 that are not paid prior to the Closing Date shall be paid by the Individual Shareholders.

11.3 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors and permitted assigns, and such successors and permitted assigns shall have the benefit of the indemnities set forth in Article 9 hereof. This Agreement and the rights, interests and obligations hereunder shall not be assigned by the Purchaser or the Sellers without the prior written consent of the other Party, and any attempt to assign this Agreement without consent shall be void and of no effect; provided, however, that the Purchaser may assign this Agreement and the rights, interests and obligations hereunder to any Affiliate of the Purchaser without the prior written consent of the Sellers, it being understood that Amcast will guarantee the performance of the obligations of the Purchaser contained in this Agreement
(x) by the Purchaser, to the extent Amcast is not the Purchaser, or (y) by such assignee, if any. Nothing in this Agreement shall confer any third party beneficiary or other rights upon any person which is not a party or a successor or permitted assignee of a Party to this Agreement.

11.4 GOVERNING LAW; LANGUAGE. This Agreement shall be governed by, construed and enforced in accordance with the laws of Italy. This Agreement is being executed in the English language, and the English version shall prevail, control and supersede any translation hereof into any other language.

11.5 INTEGRATION. This Agreement, together with the Enclosures hereto, the Sellers' Disclosure Schedule, the documents and agreements delivered or to be delivered in connection herewith, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof.

11.6 FURTHER ASSURANCES. Each Party to this Agreement covenants and agrees that, from time to time both prior to and subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional certifications, conveyances, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request to be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

11.7 COMMON REPRESENTATIVE OF THE SELLERS. The Sellers hereby appoint Mr. Giancarlo Zacchello domiciled in San Marco 3055, Venice, Italy, as their common representative (the "Common Representative"), unless and until a new Common Representative shall be appointed by the Sellers with two weeks prior written notice to Purchaser, in connection with: (a) any action that may be required under this Agreement on the part of any of them or of all of them collectively, including, but not limited to, any communication, notice, appointment and exercise of any rights, so that each of the Sellers shall be prevented from exercising any such activity or right directly and without the intervention of Mr. Giancarlo Zacchello; (b) any communication, notice, or advice directed to one or more of the Sellers pursuant to this Agreement; and (c) the appointment of the arbitrator to be nominated pursuant to Article 10 hereof.

11.8 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party.

No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.


                       THE REMAINDER OF THIS PAGE IS BLANK

         IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by officers duly authorized thereunto as of the date first above written.

Date:  July 18, 1997

By:      /s/ John H. Shuey
         ------------------------------------
         John H. Shuey, President and Chief Executive Officer
         on behalf of AMCAST INDUSTRIAL CORPORATION


By:      * Giancarlo Zacchello
         ------------------------------------
         Speedline International Holding B.V.


By:      /s/ Werner Krummenacher
         ------------------------------------
         Gerance S.A.


By:      ** Gianni Zacchello
         ------------------------------------
         San Marco Finanziaria S.p.A.


         * Antonio Zacchello
         ------------------------------------
         Mr. Antonio Zacchello


         /s/ Giancarlo Zacchello
         ------------------------------------
         Mr. Giancarlo Zacchello
         * Power of Attorney


         * Gianni Zacchello
         ------------------------------------
         Mr. Gianni Zacchello
         ** Power of Attorney


         * Franco Zacchello
         ------------------------------------
         Mr. Franco Zacchello


         * Graziella Zacchello
         ------------------------------------
         Ms. Graziella Zacchello

           LIST OF ENCLOSURES (EXHIBITS) TO SHARE PURCHASE AGREEMENT
           ---------------------------------------------------------

The following enclosures (exhibits) to the Share Purchase Agreement are filed herewith, any other enclosures or exhibits the Commission requests will be filed upon request.

Enclosure 1       Definitions
Enclosure 3       Representations and Warranties of Sellers
Enclosure 4       Representations and Warranties of Purchasers
Enclosure 5       Escrow Agreement

                                                                     ENCLOSURE 1

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below (and grammatical variations of such terms shall have corresponding meanings):

         "ACCOUNTING PRINCIPLES": means the law concerning (consolidated) financial statements, as interpreted and supplemented by the accounting principles promulgated by the Italian Accounting Profession (Consiglio Nazionale dei Dottori Commercialisti e dei Ragionieri) and in the absence thereof, by those issued by the International Accounting Standard Committee (IASC).

         "ADDITIONAL PURCHASE PRICE SHARES": as defined in Section 2.3(c)(i) hereof.

         "ADJUSTED PURCHASE PRICE": as defined in Section 2.4.2(b) hereof.

         "AFFILIATE" OR "AFFILIATES": means any Person, as defined herewith, which, directly or indirectly controls, is controlled by, or is under common control with, such Person.

         "AGREEMENT": means this purchase agreement and all enclosures and instruments in amendment or confirmation of it; "hereof", "hereto", and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number mean and refer to the specified Article, Section, Subsection or other subdivision of this Agreement.

         "AMCAST": as defined in page 1 hereof.

         "ALUSTAMPI": as defined in Recital A hereof.

         "ANNOUNCEMENT DATE":  as defined in Section 2.3 c)(i) hereof.

         "ANNOUNCEMENT DATE SHARE VALUE": as defined in Section 2.3 c)(i) hereof.

         "ANTITRUST AUTHORITY": means any Governmental Authority having power or authority with respect to antitrust matters.

         "APRIL RESTRUCTURING": means the transactions described in that certain Heads of Agreement dated April 18, 1997 entered into among Speedline, Speedline Holding, Hyspeed S.p.A., a company organized under the laws of Italy having its registered offices at Via Cognaro, 57, Santa Maria di Sala (VE), Italy, San Marco Finanziaria and Gerance and the transactions related hereto.

         "AUTHORIZATION" OR "AUTHORIZATIONS": means any governmental license, permit, concession, application, filing, registration and other authorization necessary for the Companies to carry on the Business as presently or previously conducted or for the ownership or use of its property and assets.

         "AUTOLAMBRO": as defined in Recital A hereof.

         "BIG SIX": means the following internationally recognized accounting firms: Arthur Andersen; Coopers & Lybrand LLP; Ernst & Young LLP; Deloitte & Touche LLP; KPMG Peat Marwick LLP; and Price Waterhouse LLP.

         "BOOKS AND RECORDS": means all technical, business and financial records, (including those which are relevant from a tax viewpoint) financial books and records of account, books, data, reports, files, drawings, plans, briefs, customer and supplier lists, deeds, certificates, contracts, surveys, or any other documentation and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to the Companies.

         "BRESCIA PLANT": as defined in Section 6.1(4) (y) hereof.

         "BUILDINGS AND FIXTURES": means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated on the Owned Properties or the Leased Properties or any of them as the context requires.

         "BUSINESS": means, collectively, the businesses presently and heretofore carried on by the Companies and in particular the business described in Recital B hereof.

         "BUSINESS DAY": means any day other than Saturday, Sunday, legal holiday or a day on which banking institutions in Milan and Rome, Italy, are authorized to be closed.

         "CAP PRICE": as defined in Section 9.8 (b) hereof.

         "CLAIM OF INDEMNITY":  as defined in Section 9.4 hereof.

         "CLOSING":  as defined in Section 2.2 hereof.

         "CLOSING CERTIFICATE": means the certificate to be delivered at Closing in the form indicated under Enclosure 13 in connection with the transfer of the Participation hereunder.

         "CLOSING DATE":  as defined in Section 2.2 hereof.

         "CLOSING DATE ALLOWANCE": as defined in Section 3.29 of Enclosure 3 attached hereto.

         "CLOSING DATE EXCHANGE RATE": as defined in Section 2.3(f) hereof.

         "CLOSING INDEBTEDNESS": means the average daily Indebtedness of the Companies to banks and other lenders calculated based on the thirty (30) calendar days prior to the Closing Date.

         "CLOSING INVENTORY": as defined in section 3.28 of Enclosure 3 attached hereto.

         "CLOSING NET WORTH": means the excess of assets over liabilities of the Core Companies in Italian Lire reflected in the Closing Statement as of the Closing Date determined in accordance with Section 2.4.2 hereof and with the Accounting Principles.

         "CLOSING STATEMENT": means (1) a statement of the aggregated balance-sheet of the Core Companies representing the financial situation of the Core Companies, including the Closing Net Worth, together with (2) the Closing Indebtedness as of the Closing Date, prepared in accordance with Section 2.4.1 hereof, and with the Accounting Principles.

         "COMMON REPRESENTATIVE":  as defined in Section 11.7 hereof.

         "COMMON SHARES": means the common shares, without par value, of Amcast.

         "COMPANIES":  as defined in Recital A hereof.

         "CONSENT" OR "CONSENTS": means any consent required to be obtained from a contracting party to the Material Contracts to the change in control of the Companies contemplated by this Agreement.

         "CONTINGENT PAYMENT": as defined in Section 2.3 e) hereof.

         "CONTINGENT PAYMENT REDUCTION": as defined in Section 2.3(e)(i) hereof

         "CORE COMPANIES": means Speedline, Speedline Aluminia, Speedline Competition and Speedline Engineering.

         "CORPORATE RECORDS": means the minute books and corporate records of the Companies including, without limitation, the share certificate books, register of shareholders, register of transfers and register of directors.

         "CORPORATE SELLERS": means, collectively Speedline Holding, Gerance, and San Marco Finanziaria.

         "DEBT ADJUSTMENT":  as defined in Section 2.4.2 hereof.

         "DEFERRED PAYMENT":  as defined in Section 2.3 d) hereof.

         "DIRECT CLAIM":  as defined in Section 9.4 hereof.

         "E&Y FINANCIAL STATEMENTS": as defined in Section 8.2.1(b) hereof.

         "EMPLOYEE BENEFIT PLANS": as defined in Section 3.35(9) of Enclosure 3 attached hereto.

         "ENCLOSURES": means the enclosures indicated in Section 1.8 hereof and attached to this Agreement.

         "ENVIRONMENTAL HOLDBACK AMOUNT": as defined in Section 2.3 f) hereof.

         "ENVIRONMENTAL LAWS": as defined in Section 3.37 of Enclosure 3 attached hereto.

         "ENVIRONMENTAL PERMITS": as defined in Section 3.37 of Enclosure 3 attached hereto.

         "ENVIRONMENTAL PERMITTING AND REMEDIATION PLAN": as defined in Section
7.7 hereof.

         "ESCROW AGREEMENT":  as defined in Section 2.3(c)(i) hereof.

         "ESCROW AGENT":  means Star Bank, N.A., Cincinnati, Ohio, USA.

         "EUROPE": means the territory of Europe, including, but not limited to, the member states of the European Union, Albania, Bosnia-Herzegovnia, Bulgaria, Croatia, Cyprus, The Czech Republic, Estonia, Hungary, Iceland, Latvia, Lithuania, Malta, Montenegro, Norway, Poland, Romania, Slovakia, Slovenia, Switzerland, Turkey, Ukraine and Yugoslavia.

         "E&Y FINANCIAL STATEMENTS": as defined in Section 8.2.1 b) hereof.

         "FINANCIAL STATEMENTS": means the 1996 Financial Statements and the aggregated income statement of the Core Companies plus Alustampi and Autolambro as of and for the five month period ended May 31, 1997, prepared in accordance with the Accounting Principles on a combined and consolidated basis, as attached hereto as Enclosure 9.

         "FLT OPTION AGREEMENT": as defined in Section 6.15 hereof.

         "GERANCE": as defined on page 1 hereof.

         "GUARANTY AMOUNT I" as defined in Section 9.2 a) i) A) on page 1 hereof.

         "GUARANTY AMOUNT II" as defined in Section 9.2 a) i) B) on page 1 hereof.

         "GUARANTY AMOUNT III" as defined in Section 9.2 a) i) C) on page 1 hereof.

         "GUARANTY AMOUNT IV" as defined in Section 9.2 a) i) D) on page 1 hereof.

         "GUARANTY AMOUNT V" as defined in Section 9.2 a) i) E) on page 1 hereof.

         "GOVERNMENTAL AUTHORITY": means any domestic or foreign court or governmental or quasi-governmental agency, commission, authority or instrumentality.

         "INDEBTEDNESS": means the categories of indebtedness of the Companies identified in the extract of the unaudited balance sheet of the Companies attached to this Enclosure 1 as Exhibit A. Anything to the contrary herein notwithstanding, Indebtedness shall not include obligations of the Companies under any leases or factoring arrangements.

         "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY": as defined in Section 9.4 hereof.

         "INDIVIDUAL SHAREHOLDERS": as defined in page 2 hereof.

         "INITIAL PURCHASE PRICE":  as defined in Section 2.3 a) hereof.

         "INITIAL PURCHASE PRICE FRACTIONS": as defined in Section 2.3 a) hereof.

         "INTELLECTUAL PROPERTY RIGHTS": as defined in Section 3.21 of Enclosure 3 attached hereto.

         "INTERIM PERIOD": means the period between the date hereof and the Closing Date.

         "INVENTORY": means the inventory, including raw materials, work in progress and finished goods, relating to the Business.

         "ITALIAN ANTITRUST AUTHORITY" means the Autorita Garante della Concorrenza e del Mercato having jurisdiction under Law no. 287 of October 10, 1990.

         "JOINT STOCK COMPANIES": means Speedline, Speedcast, Speedline Aluminia, Speedline Engineering and Speedline USA.

         "KEY CUSTOMERS":  as defined in Section 6.2(b) hereof.

         "KEY MANAGERS": means the managers indicated under Enclosure 10 hereof.

         "LAW" OR "LAWS": means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, or any provisions of such laws, binding on or affecting the Person referred to in the context in which such word is used; and "Law" means any one of them.

         "LEASED PROPERTIES": means, collectively, the real properties forming the subject matter of the Real Property Leases, as described (municipal addresses and legal descriptions) in Section 3.25 of Sellers' Disclosure Schedule.
                                        5

         "LIEN" OR "LIENS": means any security interest, mortgage, lien, usufruct, charge, pledge, encumbrance, claim, defects of title or restriction of any kind, including, without limitation, any restriction on the voting, transfer or receipt of income or other attributes of ownership or rights of set-off, and other encumbrances of any kind.

         "LIMITED LIABILITY COMPANIES": means Speedline Competition, Autolambro, Alustampi, Speedline France, and Speedline UK.

         "LOANS": mean those agreements (written or oral) of the Companies for the borrowing of funds or the granting of credit, as listed and described in
Section 3.32 of Sellers' Disclosure Schedule.

         "LOSS" OR "LOSSES": means any actual loss whatsoever, including, without limitation, all claims, liabilities, obligations, actions, expenses, costs, damages, penalties, fines and interest charges.

         "MATERIAL CONTRACTS": means those contracts and agreements of the Companies listed and described in Section 3.16 of Sellers' Disclosure Schedule having the characteristics described under Section 3.16 of Enclosure 3.

         "NET WORTH ADJUSTMENT":  as defined in Section 2.4.2 hereof.

         "NINE MONTH ANNIVERSARY": as defined in Section 2.3 c) hereof.

         "NORTH AMERICA": means Canada, Mexico and the United States and all states and possessions thereof.

         "NYSE":  as defined in Section 2.3 c)(i) hereof.

         "1996 FINANCIAL STATEMENTS": means the aggregated balance sheet as of December 31, 1996 and the aggregated income statement for the twelve month period ended December 31, 1996 for the Core Companies (comprising a part of Enclosure 9).

         "1996 NET WORTH": means the excess of assets over liabilities of the Core Companies, as such assets and liabilities are reflected in the 1996 Financial Statements, in the amount of ITL 48,010,000,000.

         "1997 OPERATING BUDGET": as defined in Section 3.33 of Enclosure 3 attached hereto, and comprising Enclosure 12.

         "1997 FINANCIAL STATEMENTS": as defined in Section 2.3 e) hereof.

         "1997 PROFIT": as defined in Section 2.3 e) hereof.

         "1997 PROFIT BUDGET": as defined in Section 2.3 e) hereof.

         "1998 FINANCIAL STATEMENTS": as defined in Section 2.3 e)(ii) hereof.

         "1998 PROFIT": as defined in Section 2.3 e)(ii) hereof.

         "OWNED PROPERTIES": means, collectively, the real property owned by the Companies, which is described (municipal addresses and legal descriptions) in
Section 3.24 of the Sellers' Disclosure Schedule.

         "PARTICIPATION" means collectively any and all Shares and Quotas.

         "PARTIES": means, collectively, each of the Sellers and the Purchaser, and "Party" means any of them.

         "PERSON": means any natural person, firm, partnership, association, corporation, trust, public body or government.

         "POLLUTING SUBSTANCES": as defined in Section 3.37 of Enclosure 3 attached hereto.

         "PROPRIETARY INFORMATION": means the know-how and trade secrets owned, licensed, or utilized by the Companies.

         "PROTECTED SHARES":  as defined in Section 2.3 c)(ii) hereof.

         "PUBLIC ANNOUNCEMENT": shall mean any press release or other public announcement pursuant to Section 6.12 hereof.

         "PURCHASE PRICE":  as defined in Section 2.3 hereof.

         "PURCHASER":  as defined in page 1 hereof.

         "PURCHASER'S LOSSES": as defined in section 9.2 a) hereof.

         "QUOTAS" means any and all quotas representing the entire capital of the Limited Liability Companies.

         "RELATED PARTY AGREEMENTS": as defined in Section 6.11 hereof.

         "REAL PROPERTY LEASES": means the leases and subleases of real property to which the Companies are parties, as described in Section 3.25 of Sellers' Disclosure Schedule.

         "REFERENCE INDEBTEDNESS": means Indebtedness of the Companies equal to ONE HUNDRED SEVEN BILLION THREE HUNDRED TEN MILLION ITALIAN LIRE (ITL 107,310,000,000).
                                        7

         "REFERENCE RATE": means the rate of interest that is 100 basis points below the rate of interest payable on nine month United States Treasury obligations from time to time.

         "RELATED PARTY AGREEMENT": as defined in Section 6.11 hereof.

         "SAN MARCO FINANZIARIA": as defined in page 1 hereof.

         "SECOND ANNIVERSARY":  as defined in Section 2.3 c)(ii) hereof.

         "SECOND ANNIVERSARY STOCK VALUE": as defined in Section 2.3 c) (ii) (a) hereof.

         "SECURITIES LAWS": as defined in Section 4.5 of Enclosure 4 attached hereto.

         "SELLERS": as defined in page 2 hereof.

         "SELLERS' ACCOUNTANTS": as defined in Section 2.4.3 (b) (i) hereof.

         "SELLERS' COUNSEL": means Camilotti - Ceccon - Polettini, Galleria Borromeo, 3, Padova, Italy appointed by the Sellers in order to render the legal opinion mentioned in Section 8.2.4 hereof.

         "SELLERS' DISCLOSURE SCHEDULE": means the disclosure schedule delivered by the Sellers to the Purchaser pursuant hereto. Section numbers in the Sellers' Disclosure Schedule refer to the corresponding section numbers in this Agreement.

         "SELLERS' SHAREHOLDERS": means any firm, corporation and/or individual holding a participation directly or indirectly in the Corporate Sellers.

         "SHARES": means any and all shares representing the capital stock of the Joint Stock Companies.

         "SPEEDCAST": as defined in Recital A hereof.

         "SPEEDLINE":  as defined in Recital (A) hereof.

         "SPEEDLINE ALUMINIA": as defined in Recital A hereof.

         "SPEEDLINE COMPETITION": as defined in Recital A hereof.

         "SPEEDLINE ENGINEERING": as defined in Recital A hereof.

         "SPEEDLINE FRANCE": as defined in Recital A hereof.

         "SPEEDLINE SHARES": as defined in Section 2.1 hereof.

         "SPEEDLINE UK": as defined in Recital A hereof.

         "SPEEDLINE USA": as defined in Recital A hereof.

         "TAX AMNESTIES": as defined in Section 9.2 e).

         "TAX" OR "TAXES": means all national, local or foreign taxes, social security contributions, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, sales, ad valorem, value added, transfer, recording, franchise, profits, inventory, capital stock, license, withholding, payroll, stamp, occupation and property taxes, customs duties or other similar fees, assessments and charges however denominated, together with all interest, penalties, additions to tax or additional amounts imposed by any taxing authority (Italian or foreign), and any transferee liability in respect of any of the foregoing taxes.

         "THIRD ACCOUNTING FIRM" as defined in Section 2.4.3 b)(iii) hereof.

         "THIRD PARTY CLAIM":  as defined in Section 9.4 hereof.

         "TRADING DAY": means any day other than a Saturday, Sunday, legal holiday or other day on which the NYSE or banking institutions in New York, New York, USA are authorized to be closed.

                                                                     ENCLOSURE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         The Sellers make the following representations and warranties and acknowledge that the Purchaser is relying upon such representations and warranties in connection with the purchase by it of the Speedline Shares and thereby the Participation. The above notwithstanding, the Parties hereby agree that in no event shall the Sellers be responsible for inaccuracies or omissions that are capable of being completed satisfactorily, or integrated by any information, data and/or statement contained in any representation or warranty made in this Enclosure 3 and/or the Sellers' Disclosure Schedule and any Prospectus attached thereto.

A)       MATTERS RELATING TO THE SELLERS

         3.1.a DUE INCORPORATION AND LEGAL POWER OF THE CORPORATE SELLERS. Each of the Corporate Sellers is a corporation duly constituted, validly existing and in good standing under the laws of Italy with regard to San Marco Finanziaria, the laws of The Netherlands with regard to Speedline Holding, and the laws of Switzerland with regard to Gerance and have full power and authority to own their property, to carry on business as heretofore conducted, to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite actions necessary on the part of each of the Corporate Sellers and do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under, or give rise to a right of termination, amendment, or cancellation, or the acceleration of any obligation under (i) any charter or by-law instruments of each of the Corporate Sellers, (ii) any contract or instrument to which any of the Corporate Sellers is a party or by which any of the Corporate Sellers is bound, except as disclosed under Section 3.1 (a) of the Sellers' Disclosure Schedule, or (iii) any Laws applicable to each of the Corporate Sellers. This Agreement constitutes a valid and legally binding obligation of each of the Corporate Sellers, enforceable against each of the Corporate Sellers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, insolvency or similar laws affecting creditors rights generally and by general principles of equity.

         3.1.b LEGAL POWER OF INDIVIDUAL SHAREHOLDERS. Subject to the matters disclosed under Section 3.1 (b) of the Sellers' Disclosure Schedule, Mr. Antonio Zacchello, Mr. Giancarlo Zacchello, Mr. Gianni Zacchello, Mr. Franco Zacchello and Ms. Graziella Zacchello have each the legal power to own the respective Speedline Shares owned by each of them and to enter into this Agreement and any other document indicated herein and to consummate the transactions contemplated hereby. None of the spouses of the Individual Shareholders has any legal or beneficial interest in the Speedline Shares and the consents of the Individual Shareholders' spouses are not required to transfer good and marketable title in the Speedline Shares to the Purchaser free and clear of any and all Liens.

B)       MATTERS RELATING TO THE COMPANIES.

         3.2 DUE INCORPORATION OF THE COMPANIES. Each of the Companies is a corporation duly incorporated, validly existing and in good standing under the relevant laws of incorporation and has full corporate power and authority to own its property and to carry on its business as now conducted. Each of the Companies is duly qualified to do business in all jurisdictions in which the nature of its assets or its business makes such qualification necessary. Sections 3.2 and 3.10 (b) of Sellers' Disclosure Schedule and related Prospectus indicates a true and complete list of all the permanent establishments and/or representative offices of the Companies including all locations where any of the Companies maintain an office, plant, warehouse, assets, equipment, employees or any other indications related to existence of such permanent establishments or representative offices. Correct and complete copies of the deed of incorporation and of the current by-laws of the Companies or similar documents have been previously provided to the Purchaser.

         3.3 AUTHORIZED CAPITAL (AS TO EACH OF THE COMPANIES). The authorized and issued and paid in capital stock and relevant ownership of each of the Companies is laid out in Prospectus 3.3(a) attached to the Sellers' Disclosure Schedule.

All issued and outstanding shares have been duly authorized and validly issued and are fully paid and are owned as indicated in the Prospectus 3.3 (a) of the Sellers' Disclosure Schedule and are represented by the share certificates listed in Section 3.3 (B) of Sellers' Disclosure Schedule. Any and all the Quotas have been duly and validly registered in the relevant quotaholders books and fully paid and owned as indicated in the Prospectus 3.3(a) of the Sellers' Disclosure Schedule.

         3.4 NO OPTIONS, ETC. As of the Closing Date, no Person will have any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement (written or oral) or any right or privilege (whether by law, preemptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement (i) for the purchase from any of the Sellers of the Speedline Shares; (ii) for the purchase, subscription or issuance of any unissued shares and/or quotas in the capital of the Companies or of any securities of the Companies; for the acquisition, by purchase of all or substantially all of the assets, merger consolidation or otherwise, of any of the Companies; or (iv) for the voting of any Shares and/or Quotas. There are no shareholders' agreements entered into between or among any of the Companies' shareholders or otherwise affecting the Companies. It must however be noted that a resolution was passed on April 28th, 1997 by the Shareholders' Meeting of Speedcast for the increase of Speedcast's authorized and issued capital respectively to HFL 35,000,000 and HFL 30,114,600. Speedline has obtained all necessary waivers or rights of first refusal required to complete the sale of the minority participation to Speedline Holding during the April Restructuring.

         3.5 TITLE TO SPEEDLINE SHARES, SHARES AND QUOTAS. (1) The Speedline Shares, are owned by each of the Sellers, in the amount indicated under Section
3.3 (a) of the Sellers' Disclosure Schedule, as the registered owner thereof with a good and valid title thereto. The Speedline Shares are held free and clear of all Liens, including, without limitation, any voting trust, shareholder agreement or voting agreement. Upon completion of the formalities related to the transfer of the Speedline Shares owned by each of the Sellers (a) the Purchaser will obtain good, exclusive and valid title to the Speedline Shares and thereby to the Participation, free and clear of all Liens, options, charges and encumbrances of any kind, and (b) (i) Speedline shall have good, exclusive and valid title to 100% of the issued and outstanding shares of Speedcast, Speedline USA, and 100% of the quotas of Alustampi, (ii) Speedcast shall have good, exclusive and valid title to 100% of the issued and outstanding shares and/or quotas of Speedline Aluminia, Speedline Competition, Speedline Engineering, Speedline France, Speedline and UK, and (iii) Speedline Aluminia shall have good, exclusive and valid title to 100% of the quotas of Autolambro, in all such instances free and clear of all Liens, options, charges and encumbrances of any kind on such shares and quotas

                  (2) No participation or interest owned by any of the Companies in the capital of any companies ("associazioni, societa di capitali, societa di persone, etc") in Italy or any entity of whatsoever nature abroad.

         3.6 CORPORATE RECORDS. The Corporate Records of the Companies are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in material compliance with all applicable Laws and with the relevant documents of incorporation.

         3.7 CONFLICTING AGREEMENTS, ETC. The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereby will not result in:

         (a) the breach or violation of any of the provisions of, or a default under, or a conflict with or cause the acceleration of any obligation of the Companies under: (i) any Material Contract subject to what set forth in Section
3.7 of the Sellers' Disclosure Schedule; (ii) any Authorization; (iii) any provision of the constituent documents, by-laws or resolutions of the Board of Directors (or any committee thereof) or resolution of the shareholders or quotaholders of the Companies; (iv) any judgment, injunction, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Companies, having a material effect on the transactions contemplated herein; (v) any license, permit, approval, consent or authorization necessary to the ownership of the Participation and the operation of the Business; or (vi) any applicable Law; or

         (b) the creation or imposition of any Lien on any of the Shares/Quotas or on any of the property or assets of the Companies; or

                  (c) the discontinuance or impairment of the operation of the Business after the date hereof or the Closing Date on substantially the same basis as such Business has heretofore been operated.

         3.8 CONSENTS AND APPROVALS. To the best of Sellers' knowledge, save for the approval of the Italian Antitrust Authority, no other consent or approval, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made on the part of the Sellers or the Companies in connection with the execution and delivery of this Agreement by the Sellers or the consummation of the transactions contemplated hereunder.

         3.9 BANK ACCOUNTS AND POWERS OF ATTORNEY. Section 3.9 of Sellers' Disclosure Schedule is a correct and complete list showing the name of each bank in which the Companies have an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

C)       GENERAL MATTERS RELATING TO THE BUSINESS

         3.10 BUSINESS OF THE COMPANIES. The Business is the only business operation carried on by the Companies, and, to the best of Sellers' knowledge, and save for what set forth in Section 3.10 (a) of the Sellers' Disclosure Schedule the property and assets now owned or leased by the Companies (and as reflected in the Financial Statements) are sufficient to carry on the Business as it is now conducted. With the exception of inventory in transit, and save for the assets displaced at third parties facilities on a gratuitous loans scheme according to the agreements listed in Section 3.10 (b) of the Sellers' Disclosure Schedule all the tangible property and assets of the Companies, are situated at the locations set out in Section 3.2 of Sellers' Disclosure Schedule.

         3.11 CONDUCT OF BUSINESS IN ORDINARY COURSE. Since December 31, 1996, the Business has been conducted in the ordinary course consistent with past practice and will continue to be conducted in the ordinary course consistent with past practice up to the Closing Date.

         3.12 NO MATERIAL ADVERSE CHANGE. Except for the provisions of Article 3 of Law no. 140/97, since December 31, 1996 there has been no change in the affairs, assets, liabilities, business, operations, conditions (financial or otherwise) or prospects of the Companies, or the Business, whether arising as a result of any legislative or regulatory change, revocation of any Authorization, license or right to do business, fire, explosion, accident, casualty, labor trouble (specifically connected to the Companies) public force, any other act of God or any other circumstance which has materially adversely affected or which may reasonably be expected to materially adversely affect the Companies or the Business.

         3.13 COMPLIANCE WITH LAWS. Subject to implementation of the interventions provided for in the Environmental Permitting and Remediation Plan, each of the Companies is conducting the Business in compliance with all applicable Laws of each jurisdiction in which the Business is carried on. Without limiting the foregoing, the Consortium Agreement among Speedline Engineering and Alloy Wheels International (UK) Ltd., Wales, Hitachi Metals Ltd., Japan, Montupet SA, France, Ormet Primary Aluminium Corporation, USA, Volkswagen Canada Inc., Canada, Buhler Ltd., Switzerland, dated March 8, 1995 does not violate provisions of competition laws of any applicable jurisdiction.

         3.14 AUTHORIZATIONS. Each Company has obtained and is in possession of all Authorizations except for those which will be obtained only upon implementation of the Environmental Permitting and Remediation Plan, and those the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the operation of the Business. None of the Companies is in default, nor has it received any notice of any claim in default, with respect to any such Authorizations. To the best of the Sellers' knowledge, no threat of revocation exists and there is no reason to revoke any of the Authorizations. All such Authorizations are, subject to completion of the Environmental Permitting and Remediation Plan, renewable by their terms or in the ordinary course of business without the need for the Companies to comply with any special qualification or procedure or to pay any amount other than routine filing fees.

         3.15 OWNERSHIP OF OTHER INTERESTS. None of the Companies owns, or has entered into any agreement of any nature to acquire, directly or indirectly, shares in the capital of or other equity or proprietary interests in any Person, or to acquire or lease any other business operations.

         3.16 Material Contracts. The contracts listed and described in Section
3.16 of Sellers' Disclosure Schedule constitute (a) all the Companies' contracts, agreements or commitments with any Affiliate or related party thereof, and (b) all other contracts, agreements or commitments of the Companies, except those contracts, agreements or commitments, that are (x) entered into in the ordinary course of business, (y) do not have a contractual value in excess of ITL 150,000,000 and (z) may be terminated, without penalty, on notice of one year or less. To the best of sellers' knowledge, true, correct and complete copies of all Material Contracts in writing have been previously made available for review to the Purchaser.

         3.17 NO BREACH OF CONTRACTS. Save for what set forth in the prospectus 3.16(a) attached to the Sellers Disclosure Schedule, each of the Material Contracts is in full force and effect, unamended, and, at the date hereof, to the best of Sellers' knowledge, there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except for such defaults of a minor nature and except for the necessity of obtaining the Consents. None of the Companies has violated or breached, in any material respect, any of the terms or conditions of any Material Contract, and all the covenants to be performed by any other party thereto have been fully performed.

         3.18 INSURANCE. Section 3.18 of Sellers' Disclosure Schedule contains a correct and complete list of insurance policies which are maintained by the Companies with respect to the Business, their respective property and assets or employees with an indication of the type of policy, name of insurer, coverage allowance, expiration dates, annual premiums and any pending claim thereunder. None of the Companies is in default with respect to the payment of any premium under any such insurance policy and has not failed to give any notice or to present any claim under any such insurance policy in a due and timely fashion. Such insurance policies are in full force and effect free from any right of termination on the part of the insurers, except upon notice as stipulated in such policies.

         3.19 LITIGATION. Except as set forth in Section 3.19 of Sellers' Disclosure Schedule, none of the Companies is a party to any pending litigation, whether before the ordinary courts or before administrative or other courts or arbitrators, and, to the best of Sellers' knowledge, no such litigation is threatened by or against the Companies. Except as set forth in Section 3.19 of Sellers' Disclosure Schedule, none of the Companies is presently subject to any judgment, order or decree entered in any law suit or proceeding. It is understood that litigation which, individually or in the aggregate, potentially would expose the Companies to liability of less than ITL 100 million are not subject to inclusion in this Section 3.19 and the related Section 3.19 of the Sellers' Disclosure Schedule.

         3.20 CUSTOMERS, SUPPLIERS. Section 3.20 of Sellers' Disclosure Schedule is a true and correct list setting forth the largest customers and suppliers of the Business updated as of December 31, 1996. Except as set forth in Section
3.20 of Sellers' Disclosure Schedule, none of the Sellers nor, to the best of the Sellers' knowledge, any officer or director of the Companies possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a customer, supplier, lessor, lessee, or competitor or potential competitor of the Companies. Except as set forth in
Section 3.20 of Sellers' Disclosure Schedule, the Sellers are not aware of any written or oral communication, fact, event or action which exists or has occurred within 6 months prior to the date of this Agreement, which would lead the Sellers to believe that any current customer of the Companies or any supplier to the Companies of items which are material to the Companies and cannot be replaced at comparable cost, will terminate or adversely modify its business relationship with the Companies.

         3.21 INTELLECTUAL PROPERTY, PROPRIETARY INFORMATION. Section 3.21 of Sellers' Disclosure Schedule is a true and correct list (including, where applicable, registration numbers, dates of filing renewal and termination) of all the material patents, patent applications, registered designs and models, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, trade names (whether or not registered or registrable), registered copyrights and registered copyright applications, used or held for use by the Companies in the conduct of the Business as currently, and as proposed to be conducted (hereinafter, collectively, "Intellectual Property Rights"). The Companies are the true, lawful and exclusive owners of all right, title and interest in and to the Intellectual Property Rights and the Proprietary Information, free and clear of all Liens, including, without limitation, claims of Employees or any third parties for compensation for use or inventions of any Intellectual Property Rights utilized by the Companies and the Intellectual Property Rights and Proprietary Information are valid and subsisting. There is no intellectual property right of any third party which is, utilized by the Companies. None of the Companies has conveyed, assigned, licensed or encumbered any of the Intellectual Property Rights and Proprietary Information. The Companies have the exclusive right to use such Intellectual Property Rights and Proprietary Information. None of the Companies is a party to any pending litigation, whether before the ordinary courts or before administrative or other courts or arbitrators, and no such litigation is threatened by or against the Companies with respect to Intellectual Property Rights. To the best of the Sellers' knowledge, conduct of the Business of the Companies does not infringe upon the intellectual property rights of any other Person.

D)       MATTERS RELATING TO PROPERTY AND ASSETS

         3.22     TITLE TO THE PROPERTY AND ASSETS.

                  (1) Each of the Companies has good and marketable title to and legal and beneficial ownership of all its respective property and assets, free and clear of all Liens, except as otherwise indicated in Section 3.22 of Sellers' Disclosure Schedule. All Liens granted by the Companies to secure fully repaid loan agreements, overdraft, discount notes or other credit facilities have been duly canceled. The Companies have obtained the consent from the relevant bank institutions for the cancellation of the registered mortgages pertaining to Loans and obligations fully reimbursed.

                  (2) The Companies own all of the assets and property reflected in the Financial Statements, which constitute, save for the leased properties and assets listed in Sections 3.25 and 3.27 of Sellers Disclosure Schedule as well as the assets of third parties manufacturers entrusted by the Companies with certain manufacturing process, all of the assets and property used in and necessary for the operation of the Business by the Companies.

         3.23 NO OPTIONS, ETC. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase from the Companies of any of their respective property or assets.

         3.24     REAL PROPERTY.

                  (1) Section 3.24 (1) (a) and (b) of the Sellers' Disclosure Schedule lists all of the real property owned by the Companies, Except as set forth in Section 3.24(1) of Sellers' Disclosure Schedule, each of the Companies has good and marketable title to its interest in the Owned Properties, free and clear of all Liens.

                  (2) Except as set forth in Section 3.24(1)(b) of Sellers' Disclosure Schedule, none of the Companies is the owner of, or under any agreement or option to own, any real property or any interest therein, other than the Owned Properties.

                  (3) All of the Buildings and Fixtures on the Owned Properties were built in accordance with all applicable laws and with all required authorizations validly issued pursuant thereto. All of the Buildings and Fixtures on the Owned Properties and the Leased Properties: (i) to the best of Sellers' knowledge, are in good operating condition and in a state of good maintenance and repair, except for normal wear and tear; and (ii) are adequate and suitable for the purposes for which they are presently being used; and (iii) with respect to each of them the Companies have adequate rights of ingress and egress for the operation of their business in the ordinary course. None of the Owned Properties or the Buildings and Fixtures thereon, nor the use, operation or maintenance thereof for the purpose of carrying on the Business, violates any restrictive covenant or any provision of any Law or encroaches on any property owned by any other Person and the same is the case regarding the Leased Properties. No condemnation or expropriation proceeding is pending or, to the best of Sellers' knowledge, threatened with respect to the Owned Properties nor pending or threatened with respect to the Leased Properties which would preclude or impair the use of any such real property or any part thereof for the purposes for which it is currently used.

                  (4) There are no outstanding work orders with respect to any of the Owned Properties, the Leased Properties or the Buildings or Fixtures thereon, from or required by any municipality, police department, fire department, sanitation, health or safety authorities or from any other Person and/or Governmental Authorities and there are no matters under discussion with or by the Companies relating to work orders, to the extent any such work orders or matters would have a material adverse effect on the Companies or the Business.

                  (5) Section 3.24(5) of Sellers' Disclosure Schedule contains a true, complete, and correct list of the building amnesties duly filed by the Companies, in compliance with the relevant Laws, with respect to Buildings, Fixtures and Owned Properties. All the amounts due in connection with such amnesties indicated under this subsection (5) have been fully paid and no further obligations are pending towards the relevant Governmental Authority and no claims have been filed or are expected to be filed by such Governmental Authority.

         3.25 REAL PROPERTY LEASES. Section 3.25 of Sellers' Disclosure Schedule lists all of the Real Property Leases, the term of each Real Property Lease, the rental payments thereunder, any rights of renewal and the term thereof and any restrictions on assignment concerning the Companies. None of the Companies is a party to, or under any agreement or option to become a party to, any lease with respect to real property used or to be used in the Business, other than the Real Property Leases. Each Real Property Lease is in good standing, creates a good and valid leasehold estate in the Leased Property thereby demised and is in full force and effect without amendment thereto, except as otherwise disclosed in Section 3.25 of the Sellers' Disclosure Schedule. With respect to each Real Property Lease (i) all rents and additional rents due thereunder have been paid; (ii) neither the lessor nor the lessee is in material default thereunder; (iii) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (iv) there exists no event of default or event, occurrence, condition or act (including, without limitation, the purchase of the Participation) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under any such Real Property Leases; (v) none of the Companies has violated any of the terms or conditions under any such Real Property Leases in any material respect; (vi) all of the covenants to be performed by any other party under any such Real Property Leases have been fully performed; and (vii) except as disclosed in Section 3.25 of the Sellers' Disclosure Schedule, none of the Sellers or any of their Affiliates has any direct or indirect ownership or other interest in the Leased Properties or the Real Property Leases.

         3.26 CONDITION OF ASSETS - GENERAL. To the best of Sellers' knowledge, all of the property and assets owned or used by each of the Companies are in good operating condition and are in a state of good repair and maintenance, having regard to the age and use thereof, reasonable wear and tear excepted. During the two years preceding the date of this Agreement, there has not been any significant interruption of operations (being an interruption of more than seven days) of the Business due to inadequate maintenance of any of the property and assets owned and used by each of the Companies.

         3.27 LEASED PERSONAL PROPERTY. None of the Companies leases any material non-real property in the conduct of the Business, other than as set forth in Section 3.27 of Sellers' Disclosure Schedule. None of the Sellers or any of their Affiliates has any ownership or other interest in equipment or other non-real property leased by the Companies or the corresponding lease agreements.

         3.28 INVENTORY. At the Closing Date, the Inventory (hereinafter, the "Closing Inventory") will be: (i) usable, merchantable, and saleable in the normal course, (ii) in conformity with warranties customarily given to purchasers of like products and (iii) at levels adequate in relation to the circumstances of the Business and in accordance with inventory stocking practices as of December 31, 1996.

         3.29 ACCOUNTS RECEIVABLES. Except as set forth in Section 3.29 of Sellers' Disclosure Schedule, all accounts receivable as shown on the Financial Statements and arising thereafter are bona fide and, subject to the allowance for doubtful accounts, as shown on the Financial Statements, and carried on thereafter until the Closing Date at comparable levels (hereinafter, the "Closing Date Allowance"), collectible without set off or counterclaim in the ordinary course of business.

E)       FINANCIAL MATTERS

         3.30 BOOKS AND RECORDS. All Books and Records have been fully, properly and accurately kept and completed in accordance with the applicable rules of the Italian civil code or other applicable foreign legislation and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. All of the records, controls, data or information of the Companies are under the exclusive ownership and the direct control of the Companies.

         3.31 FINANCIAL STATEMENTS. The Financial Statements (as defined in the Agreement) have been prepared in accordance with the Accounting Principles applied except as disclosed in Section 3.31 of the Sellers' Disclosure Schedule on a basis consistent with those of previous fiscal periods and present fairly, respectively: (a) the property, assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Core Companies, as of December 31, 1996; (b) the financial position of the Core Companies, as of December 31, 1996; and (c) the sales, gross profit operating profit and earnings before taxes and net income for the period ended December 31, 1996 of the Core Companies and sales, gross profit, operating profit, and earnings before taxes for the 5 months period ended May 31, 1997 of the Core Companies plus Alustampi and Autolambro, during the periods covered by the said Financial Statements. There are no other liabilities except for those reflected in the Financial Statements.

         3.32 LOANS. Section 3.32 of Sellers' Disclosure Schedule lists and describes all loan agreements, overdrafts, discounted notes and similar credit facilities, to which each of the Companies is a party. All such loan agreements and credit facilities are in full force and effect and there has been, on the part of the Companies, no material default or breach of the Companies' obligations thereunder, or delay of payments of principal or interest in respect thereof.

         3.33 CAPITAL EXPENDITURES. Except as disclosed in Section 3.33 of Sellers' Disclosure Schedule, no capital expenditures in excess of any items included in the capital budget of the Companies for 1997 have been made or authorized by the Companies since December 31, 1996. A copy of the capital budget and of the operating budget of the Companies for 1997 (hereinafter, the "1997 Operating Budget") is attached as Enclosure 12.

         3.34 TAXES. Each of the Companies has filed or caused to be filed, within the times and within the manner prescribed by Law, all tax returns, tax reports and social security returns which are required to be filed by each of them. Such returns and reports reflect accurately all liabilities for Taxes of each of the Companies for the periods covered thereby. Except as disclosed in
Section 3.34 of the Sellers' Disclosure Schedule all Taxes (including interest and penalties) payable by or due from each of the Companies (as a result of a fiscal assessment or otherwise), have been fully paid or adequately disclosed and fully provided for in the Books and Records and the Financial Statements. Each of the Companies has duly applied for the tax and social security amnesties deemed necessary and has effected payment of or made adequate provision in the Financial Statements for the entire amounts due for such amnesties. Except as disclosed in Section 3.34 of the Sellers' Disclosure Schedule, no amount is still due or will be due in consequence of the filing for the said amnesties in order for the Companies to keep the right to the benefits provided for by the above-mentioned amnesties.

F)       EMPLOYEE MATTERS AND AGENCY

         3.35 EMPLOYEES. (1) Section 3.35(1) of Sellers' Disclosure Schedule sets forth a complete list of each of the Companies' employees, their position and length of service with the Companies, their salary, bonuses and any other employee benefits other than those provided by law, and whether any written employment agreements exist relating to any such employees.

                  (2) Each of the Companies is in material compliance with all Laws and applicable labor collective agreements respecting employment and employment practices, terms and conditions of employment, pay equity, wages and hours, and laws and regulations concerning health and safety in the workplace.

                  (3) There is no labor strike, dispute, slowdown or stoppage actually pending or involving or, to the best of Sellers' knowledge, threatened against the Companies with respect to the Business or any part thereof.

                  (4) No employment related complaint or grievance exists which might reasonably be expected to have a material adverse effect upon the Companies or the conduct of the Business or any part thereof.

                  (5) Except as disclosed in Section 3.35(5) of Sellers' Disclosure Schedule, none of the Companies is bound by any collective bargaining or similar agreement nor are any such agreements currently being negotiated.

                  (6) No employee of the Companies has any agreement as to length of notice required to terminate his employment, other than such as may be required by Law from the employment of an employee without agreement as to such notice or as to length of employment.

                  (7) All vacation pay (including all banked vacation pay), bonuses, commissions and other employee benefit payments are to the extent required by law and applicable labor collecting agreements reflected and have been accrued in the Books and Records.

                  (8) No payments of salary, pension, bonuses or other remuneration of any nature have been made or authorized since December 31, 1996 to any officers, directors, former directors, shareholders or employees of the Companies, or to any Person not dealing at arm's length with any of the foregoing, except in the ordinary course of business and at regular rates.

                  (9) There exist no employee benefit plans or other foreign pension, welfare or retirement benefit plans of the Companies.

                  (10) Section 3.35(10) of Sellers' Disclosure Schedule provides for the complete list of all agents who/which render their services in favor of any of the Companies (the "Agents"). All of the agency agreements pertaining to the Agents are in full force and effect. Each of the Companies has duly paid all the contributions due to the relevant agencies as well as any other amount due to the Agents. The Sellers acknowledge that each of the Companies, where necessary, has duly accrued or paid as termination indemnities to the former agents and/or to the Agents only the ENASARCO and F.I.R.R. required by the applicable collective bargaining agreements for national agents and such accruals are duly reflected in the Financial Statements. None of the Companies is a party to any agency agreement except as indicated under Section 3.35 (10) of Sellers' Disclosure Schedule.

                  (11) Any and all consulting agreements entered into between the Companies and any of its consultants, advisors, accountants, etc. comply with all Laws.

         3.36 NO BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Sellers in such manner as to give rise to any valid claim against the Purchaser for any brokerage or finder's commission, fee or similar compensation, and the Sellers shall so indemnify the Purchaser.

G)       ENVIRONMENTAL MATTERS

         3.37 ENVIRONMENTAL MATTERS. To the best of Sellers' knowledge, (1) except as described in Section 3.37(1) of Sellers' Disclosure Schedule, each of the Companies has been and is in material compliance with all applicable national, regional, municipal, local and other applicable laws, statutes, ordinances and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency (hereinafter, the "Environmental Laws") relating to the protection of the environment, the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances (hereinafter, the "Polluting Substances").

                  (2) Except as disclosed under Section 3.37(2) of Sellers Disclosure Schedule, each of the Companies has obtained all Authorizations, certificates and registrations under Environmental Laws (hereinafter, the "Environmental Permits") required for the operation of the Business and each part thereof. Save for what set forth above, each Environmental Permit is valid, subsisting and in good standing; none of the Companies is in default or breach of any Environmental Permit and no proceeding is pending or threatened, to revoke or limit any Environmental Permit.

                  (3) None of the Companies has used or permitted to be used, except in compliance with all Environmental Laws, any of its respective property (including the Leased Properties) or facilities or any property or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Polluting Substance.

                  (4) None of the Companies has received any notice of, nor been prosecuted for an offense alleging non-compliance with any Environmental Laws, and the Sellers and the Companies have not settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Business or any part thereof or any property of the Companies, nor have the Companies received notice of any of the same.

                  (5) To the best of Sellers' knowledge, none of the Companies has caused or permitted, the release, in any manner whatsoever, of any Polluting Substance on or from any of the properties of the Companies (including any of the Leased Properties) or assets or any property or facility that were previously owned or leased by the Companies or any such release on or from a facility owned or operated by third parties but, with respect to which, the Companies is or may reasonably be alleged to have liability regardless of any violation of Environmental Laws. All Polluting Substances and all other wastes and other materials and substances used in whole or in part by the Companies or resulting from the Business have been disposed of, treated and stored in compliance with all Environmental Laws.

                  (6) None of the Companies has received any notice that it is potentially responsible for state, municipal or local clean-up site or corrective action under any Environmental Laws.

                  (7) There are no environmental audits, evaluations, assessments or studies relating to the Companies or the Business (or any part thereof) in the possession of the Companies or the Sellers which have not been delivered to the Purchaser.

H)       MISCELLANEOUS MATTERS

         3.38 FULL DISCLOSURE. All the financial and business and other information, provided by the Sellers to the Purchaser also with respect to the period following the end of the last fiscal year are accurate, complete and correct. Neither this Agreement nor any document to be delivered pursuant to this Agreement by the Sellers nor any certificate, report, statement or other document furnished by the Sellers or the Companies in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There has been no event, transaction or information that has come to the attention of the Sellers or the Companies that has not been disclosed to the Purchaser in writing that could reasonably be expected to have a material adverse effect on the assets, business, earnings, properties or conditions (financial or otherwise) of the Companies.

                                                                     ENCLOSURE 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

                  Purchaser makes the following representations and warranties and acknowledges that the Sellers are relying upon such representations and warranties in connection with the sale by them of the Speedline Shares.

4.1 ORGANIZATION, GOOD STANDING, AUTHORITY AND ENFORCEABILITY. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Purchaser has full corporate authority and power to carry on its business as it is now conducted, and to own, lease and operate the assets owned, leased or operated by it. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Board of Directors of Purchaser. Such approval will not be obtained prior to the signing of this Agreement; Purchaser shall promptly advise Seller in writing when such approval have been obtained. This Agreement and each other agreement herein contemplated to be executed in connection herewith by Purchaser have been (or upon execution will have been) duly executed and delivered by Purchaser and constitute (or upon execution will constitute) legal, valid and binding obligations of Purchaser enforceable against Purchaser (subject to approval of the Board of Directors of Purchaser as provided above), in accordance with their respective terms.

4.2 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not violate or result in a breach of any of the terms or provisions of, or constitute a default (or any event which, with notice or the passage of time, or both, would constitute a default) under, or conflict with or result in the termination of, or accelerate the performance required by, (i) any agreement, indenture or other instrument to which Purchaser is a party or by which it is bound, (ii) the Articles of Incorporation or Code of Regulations of Purchaser, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which Purchaser is bound, or (iv) any law, rule or regulation applicable to Purchaser.

4.3 COMPLIANCE WITH LAWS. All consents, approvals and authorizations and all other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Purchaser and which are necessary for the execution and delivery by Purchaser of this Agreement and the documents to be executed and delivered by Purchaser in connection herewith and in order to permit the consummation of the transactions contemplated by this Agreement have been obtained and satisfied or shall be obtained and satisfied prior to the Closing.

4.4 NO LEGAL BAR. Purchaser is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and all other agreements referenced herein, and no such action or proceeding is pending against Purchaser that questions the validity of this Agreement or any such other agreements, any of the transactions contemplated hereby or thereby or any action which has been taken by any of the parties in connection herewith or therewith or in connection with any of the transactions contemplated hereby or thereby.

4.5 ADDITIONAL PURCHASE PRICE STOCK. The Additional Purchase Price Stock, upon delivery thereof to the Sellers pursuant to the Escrow Agreement, (i) shall be validly issued, fully paid and non-assessable, and (ii) effectively listed for sale on the New York Stock Exchange, Inc., and (iii) freely tradeable pursuant to (a) available exemptions under the securities laws of the United States, including, without limitation, the Securities Act of 1993, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended (collectively, the "Securities Laws"), or (b) pursuant to one or more registration statements filed by Amcast, subject, however, to such reasonable restrictions imposed by the issuer, its Board of Directors or underwriters, if any, in connection with any offering of the Additional Purchase Price Stock that may be necessary for compliance with the Securities Laws or the terms and conditions of such registration statement or statements.

                                                              ENCLOSURE 5

                               ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made as of this ___ day of ________, 1997, by and among

AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Amcast"); and ______________________, an Italian limited liability company ("Italco");

and

SPEEDLINE INTERNATIONAL HOLDING B.V., a corporation organized and existing under the laws of The Netherlands, SAN MARCO FINANZIARIA S.p.A., a corporation organized and existing under the laws of Italy, GERANCE S.A., a corporation organized under the laws of Switzerland, ANTONIO ZACCHELLO, an Italian citizen, residing at SAN MARCO 3055, ITALY, GIANCARLO ZACCHELLO, an Italian citizen, residing at SAN MARCO 3055, ITALY, GIANNI ZACCHELLO, an Italian citizen, residing at CASTELLO 4427, VENICE, ITALY, FRANCO ZACCHELLO, an Italian citizen, residing at VIA PORTE CANTARINE, PADUA, ITALY, and GRAZIELLA ZACCHELLO, an Italian citizen, residing at VIA CALZA, PADUA, ITALY, (all such corporations and individuals together referred to as the "Shareholders");

and

STAR BANK N.A., A NATIONAL BANKING ASSOCIATION, with its offices at 425 Walnut Street, Cincinnati,Ohio 45202 USA, as escrow agent (the "Escrow Agent").


IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Escrow Agreement, the following terms shall have the meanings specified:

         ARBITRATION AWARD. "Arbitration Award" shall mean a written award from the panel of arbitrators in accordance with Article 10 of the Share Purchase Agreement.

         ESCROW AGREEMENT. "Escrow Agreement" shall mean this Escrow Agreement, as the same may be amended from time to time in accordance with the terms hereof.

         ESCROWED AMCAST SHARES. "Escrowed Amcast Shares" shall mean _______ (______) common shares of Amcast, without par value, issued in the names of the Shareholders and delivered by Amcast to the Escrow Agent.

         ESCROW CLAIM NOTICE. "Escrow Claim Notice" shall mean a notice from Amcast, Italco or any of the Companies to the Shareholders and the Escrow Agent which sets forth: (a) the fact that an Indemnity Matter has occurred; (b) the fact that an Indemnity Payment has been made or may be required to be made to Amcast, Italco or the Companies (c) a specification of the amount of the Indemnity Payment; (d) a brief description of the facts which gave rise to the Indemnity Matter; and (e) a request that the Escrow Agent deliver to Amcast, out of the Escrow Fund, an amount of Indemnity Shares corresponding to the Indemnity Payment.

         ESCROW FUND. "Escrow Fund" shall mean as of a specified date (i) the Escrowed Amcast Shares (plus all NON-TRADEABLE, non-cash distributions payable in respect of the Escrowed Amcast Shares) then held in escrow by the Escrow Agent pursuant to this Escrow Agreement and (ii) the share transfer powers, duly endorsed in blank, relating to the Escrowed Amcast Shares held in escrow by the Escrow Agent pursuant to this Escrow Agreement.

         INDEMNITY CLAIM OBJECTION NOTICE. "Indemnity Claim Objection Notice" shall mean a notice from the Shareholders to Amcast, Italco and the Escrow Agent which sets forth: (a) an objection to delivery of all or any portion of the Escrowed Amcast Shares in accordance with the terms of an Escrow Claim Notice;
(b) a brief description of the facts which constitute the basis for the objection; and (c) a demand for arbitration in accordance with Article 10 of the Share Purchase Agreement.

         INDEMNITY MATTER. "Indemnity Matter" shall mean (1) any price adjustment due to the Purchaser pursuant to Article 2 of the Share Purchase Agreement; (2) any event or state of facts as to which the Shareholders have agreed to indemnify Amcast, Italco or the Companies pursuant to Article 9 of the Share Purchase Agreement; and (3) any other payment due from the Sellers to the Purchaser in connection with the Share Purchase Agreement.

         INDEMNITY PAYMENT. "Indemnity Payment" shall mean any payment of money, loss suffered or liability incurred, by Amcast, Italco or the Companies, or asserted against Amcast, Italco or the Companies, as a result of an Indemnity Matter.


         INDEMNITY SHARES. "Indemnity Shares" shall mean, for any Indemnity Payment, that number of Escrowed Amcast Shares equal to: (a) the relevant Indemnity Payment converted to United States Dollars at the applicable Share Payment Exchange Rate; divided by (b) the Amcast Share Payment Price.

         JOINT DIRECTION. "Joint Direction" shall mean a notice from, and executed by each of, Amcast, Italco and the Shareholders to the Escrow Agent directing the Escrow Agent to take a specified action.

         SHARE PAYMENT EXCHANGE RATE. "Share Payment Exchange Rate" shall mean the current rate for conversion of any currency other than United States Dollars published in The Wall Street Journal on the date prior to any sale or delivery of Escrowed Amcast Shares pursuant to this Agreement.

         SHAREHOLDER PERCENTAGE. "Shareholder Percentage" shall mean that percentage for each Shareholder as is set forth on Schedule A attached to this Escrow Agreement.

         SHARE PAYMENT PRICE. "Share Payment Price" shall mean the closing price per share of common shares of Amcast, without par value, traded on The New York Stock Exchange, Inc. on the date prior to any sale or delivery of Escrowed Amcast Shares pursuant to this Agreement.

         SHARE PURCHASE AGREEMENT. "Share Purchase Agreement" shall mean the Purchase Agreement, dated as of July _____, 1997, by and among the Purchaser, and the Shareholders together with the Enclosures and Schedules attached thereto, as the same may be amended from time to time in accordance with the terms thereof.

         TERMINATION DATE. "Termination Date" shall mean the earlier of: (a) the last day on which there is any amount in the Escrow Fund or (b) December 31, 2002, PROVIDED, HOWEVER, that if any portion of the Escrow Fund is the subject of one or more pending Escrow Claim Notices as of the date specified in clause
(b) above, as to such portion only, "Termination Date" shall mean the date on which there has been a final disposition of all such Escrow Claim Notices pursuant to Section 2.4 or 2.5 of this Escrow Agreement.

         Terms not otherwise defined herein are hereby defined as in the Share Purchase Agreement.

                                   ARTICLE II
                                   THE ESCROW

         2.1 BACKGROUND AND INTENTION OF PARTIES. Pursuant to the Share Purchase Agreement, Italco has acquired all of the issued and outstanding capital stock of Speedline, and Speedline has become a wholly-owned subsidiary of Italco. Pursuant to the Share Purchase Agreement, the Shareholders (a) have agreed to certain adjustments to the Purchase Price and (b) have agreed to indemnify Amcast, Italco and the Companies against losses, damages, costs and other matters arising as a result of or related to Indemnity Matters. The purpose of this Escrow Agreement is to provide a non-exclusive mechanism for payment of and to secure the rights of Amcast, Italco and the Companies pursuant to the Share Purchase Agreement with respect to Indemnity Matters.

         2.2 ESTABLISHMENT OF ESCROW. Amcast hereby deposits with the Escrow Agent on behalf of each Shareholder certificates representing such Shareholder's Shareholder Percentage of the Escrowed Amcast Shares. Each Shareholder hereby deposits with the Escrow Agent share transfer powers, duly endorsed in blank, relating to the Escrowed Amcast Shares owned by such Shareholder. Except for any Indemnity Shares utilized to satisfy Claims of Indemnity or other payments due to the Purchaser pursuant to the Share Purchase Agreement and this Escrow Agreement, from time to time, each Shareholder shall be deemed to own all of the Escrowed Amcast Shares delivered by Amcast on his or her behalf to the Escrow Agent pursuant to this Section 2.2, and shall be entitled to vote, and receive all cash dividends AND TRADEABLE NON-CASH DIVIDENDS with respect to, that number of the Escrowed Amcast Shares remaining in the Escrow Fund from time to time corresponding to such Shareholder's Shareholder Percentage. There also shall be deposited with the Escrow Agent and included as additional Escrowed Amcast Shares any and all NON-TRADEABLE shares or other NON-TRADEABLE securities issuable to the Shareholders as a result of any share dividend, share split, reclassification, recapitalization, split-up, combination, merger, exchange or readjustment with respect to the Escrowed Amcast Shares then held by the Escrow Agent. In addition, prior to transfer and delivery of any Escrowed Amcast Shares, and as a condition precedent thereto, each Shareholder shall promptly replace any share transfer powers that the Escrow Agent delivers in connection with a distribution of THE Escrow Fund pursuant to Section 2.4 or Section 2.5 of this Escrow Agreement.

         2.3 SECURITY INTEREST. The Shareholders hereby grant to Amcast, Italco and the Escrow Agent (as agent for Amcast, Italco and the Companies) a security interest in the Escrowed Amcast Shares, and all proceeds and products thereof (other than cash dividends in respect thereof), to secure the rights of Amcast, Italco and the Companies under the Share Purchase Agreement with respect to Indemnity Matters. The provisions of the Uniform Commercial Code as adopted in the State of Ohio shall govern the security interest granted hereby and, to the extent required by the Uniform Commercial Code as adopted in the State of Ohio for perfection of security interests, the Escrow Agent shall act solely as the agent of Amcast, Italco and the Companies FOR SUCH PURPOSES, and possession of the Escrowed Amcast Shares by the Escrow Agent shall be, for all legal intents and purposes, equivalent to possession by Amcast, Italco and the Companies.

         2.4 INDEMNITY CLAIM PROCEDURE. Amcast, Italco or any of the Companies shall issue, or cause to be issued to the Escrow Agent, and provide a copy thereof to the Shareholders, an Escrow Claim Notice in the event and to the extent Amcast, Italco or any of the Companies determines that it is entitled to a payment with respect to an Indemnity Matter. On the date that is fourteen (14) calendar days after the Escrow Agent has received an Escrow Claim Notice, the Escrow Agent shall deliver to Amcast, for itself and as agent for Italco and the Companies, a number of Indemnity Shares (together with the related share transfer powers) calculated based on the Indemnity Payment set forth in and in accordance with, the terms of the Escrow Claim Notice, unless within such fourteen (14) calendar day period the Escrow Agent has received an Indemnity Claim Objection Notice from the Shareholders. If an Indemnity Claim Objection Notice is so received, the Escrow Agent thereafter shall not make the delivery requested in the Escrow Claim Notice except in accordance with either: (a) a Joint Direction or (b) an Arbitration Award.

         2.5 JOINT DIRECTION. Notwithstanding any other provision of this Escrow Agreement, the Escrow Agent shall promptly deliver all or any part of the Escrow Fund in accordance with the terms of a Joint Direction.

         2.6      TERMINATION OF ESCROW.

                  (a) On the Second Anniversary the Escrow Agent shall transfer to each Shareholder, in accordance with the Shareholder Percentages, a number of the Escrowed Amcast Shares then remaining in the Escrow Fund calculated as follows: the number of Escrowed Amcast Shares remaining in the Escrow Fund shall be multiplied by the Share Payment Price on the Second Anniversary; the resulting product in United States Dollars shall be reduced by the AMOUNT CALCULATED PURSUANT TO SECTION 9.2 (A) (II) (B) OF THE SHARE PURCHASE AGREEMENT; the resulting difference shall be divided by the Share Payment Price on such date, and the resulting number of Escrowed Amcast Shares shall be transfered to the Shareholders in accordance with the Shareholder Percentages.

                  (b) On December 31, 2000, the Escrow Agent shall transfer to each Shareholder, in accordance with the Shareholder Percentages, a number of the Escrowed Amcast Shares then remaining in the Escrow Fund, if any, calculated as follows: the number of Escrowed Amcast Shares remaining in the Escrow Fund shall be multiplied by the Share Payment Price on such date; the resulting product in United States Dollars, less the AMOUNT CALCULATED PURSUANT TO SECTION
9.2 (A) (II) (D) OF THE SHARE PURCHASE AGREEMENT; the resulting difference shall be divided by the Share Payment Price on such date, and the resulting number of Escrowed Amcast Shares shall be transfered to the Shareholders in accordance with the Shareholder Percentages.


                  (c) On December 31, 2001, the Escrow Agent shall transfer to each Shareholder, in accordance with the Shareholder Percentages, a number of the Escrowed Amcast Shares then remaining in the Escrow Fund, if any, calculated as follows: the number of Escrowed Amcast Shares remaining in the Escrow Fund shall be multiplied by the Share Payment Price on such date; the resulting product in United States Dollars, less the AMOUNT CALCULATED PURSUANT TO SECTION
9.2 (A) (II) (E) OF THE SHARE PURCHASE AGREEMENT; the resulting difference shall be divided by the Share Payment Price on such date, and the resulting number of Escrowed Amcast Shares shall be transfered to the Shareholders in accordance with the Shareholder Percentages


                  (d) Subject to Section 2.6(e) of this Escrow Agreement, on the Termination Date this Escrow Agreement shall terminate and the Escrow Agent shall transfer to each Shareholder, in accordance with the Shareholder Percentages, the number of shares then remaining, if any, in the Escrow Fund.

                  (e) The Escrow Agent shall deduct from any amounts otherwise payable to the Shareholders under Section 2.6(d) of this Escrow Agreement and shall retain, and this Escrow Agreement shall continue as to, any portion of the Escrow Fund which is the subject of an Escrow Claim Notice and as to which no final disposition has been made pursuant to Sections 2.4 or 2.5 of this Escrow Agreement until final disposition of all Escrow Claim Notices pursuant to
Section 2.4 or 2.5 of this Escrow Agreement.

         2.7      REPLACEMENT OF ESCROWED AMCAST SHARES.

         On the Second Anniversary and at any time thereafter, the Shareholders jointly shall have the right to receive from the Escrow Agent all of the Escrowed Amcast Shares then held in the Escrow Fund in exchange for a bank guaranty or other security instrument equal in amount to the number of Escrowed Amcast Shares then remaining in the Escrow Fund multiplied by the Share Payment Price on the date of the exchange, PROVIDED, that Amcast, Italco and the Shareholders, each in their absolute discretion, have agreed in writing as to the terms and form of bank guaranty or security instrument to be provided by the Shareholders. Notwithstanding the foregoing, in no event shall the amount of such guaranty or other security be required to exceed the amounts required in
Section 2.6 of this Escrow Agreement from time to time.

         2.8      DELIVERIES OF INDEMNITY SHARES.

                  (a) All deliveries of Indemnity Shares by the Escrow Agent to Amcast pursuant to this Escrow Agreement shall be deemed to be made by all of the Shareholders. Each Shareholder shall be deemed to have delivered that number of the relevant Indemnity Shares equal to the Shareholder Percentage for that Shareholder multiplied by the relevant number of Indemnity Shares.

                  (b) Upon a delivery of any Indemnity Shares pursuant to this Escrow Agreement which are less than the total number of shares of Escrowed Amcast Shares, Amcast thereafter shall deliver new share certificates to the Escrow Agent representing the number of shares of the Escrowed Amcast Shares remaining in the Escrow Fund; PROVIDED, however, that as a condition precedent to any such delivery, each Shareholder shall have replaced (DULY ENDORSED) any share transfer powers previously delivered to the Escrow Agent.


                                   ARTICLE III
                            ARBITRATION; JURISDICTION

         3.1 RIGHTS OF ARBITRATION. All claims, disputes and other matters in question arising out of, or in connection with, this Escrow Agreement shall be decided by arbitration in accordance with Article 10 of the Share Purchase Agreement.

         3.2 JURISDICTION. The parties hereby consent to the jurisdiction of the United States federal courts in and for Hamilton County, Ohio for purposes of enforcement and execution of any and all Arbitration Awards and this Escrow Agreement.


                                   ARTICLE IV
                                THE ESCROW AGENT

         4.1 AGREEMENT. The Escrow Agent hereby acknowledges receipt of the Escrowed Amcast Shares and agrees to hold and deliver the Escrowed Amcast Shares on all of the terms and conditions set forth in this Escrow Agreement.

         4.2 LIABILITY OF AGENT. The Escrow Agent shall be obligated to perform only the duties described in this Escrow Agreement. The Escrow Agent may rely on any instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized, nor for action taken or omitted by it in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Each party agrees to indemnify the Escrow Agent and to hold it harmless against any and all liabilities, including reasonable attorneys' fees, incurred by it as a consequence of that party's action, and the parties agree jointly to indemnify the Escrow Agent and to hold it harmless against any and all liabilities, including reasonable attorneys' fees, incurred by it which are not a consequence of any party's action, except in either case for the Escrow Agent's own willful misconduct or gross negligence.

         4.3 ADVICE OF COUNSEL. The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel.

         4.4 FEES OF ESCROW AGENT. The Escrow Agent shall serve hereunder in consideration of the fees described on Schedule B to this Escrow Agreement and the reimbursement of any expenses and other charges reasonably incurred by the Escrow Agent in connection with the performance of its duties hereunder. Amcast and the Shareholders each shall pay fifty percent (50%) of all such fees, expenses and other charges.

         4.5 STATEMENTS. The Escrow Agent shall mail to Amcast and the Shareholders a written accounting of all transactions relating to the Escrow Fund not less frequently than quarterly.

         4.6 SUCCESSOR. If the Escrow Agent at any time resigns, refuses to act or is removed pursuant to a Joint Direction, then a successor Escrow Agent shall be jointly selected by Amcast and the Shareholders, or if Amcast and the Shareholders cannot agree, the successor Escrow Agent shall be selected by the outgoing Escrow Agent. Any successor Escrow Agent shall be an Ohio banking corporation or a national banking association with its principal place of business located in the State of Ohio.

                                    ARTICLE V
                                TAXES AND REPORTS

         5.1 BY THE SHAREHOLDERS. The Shareholders, jointly and severally, hereby assume all obligations imposed now or hereafter by any applicable tax law with respect to any payments from the Escrow Fund to the Shareholders under this Escrow Agreement, and undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certificates and governmental reporting in connection with any such payments.

         5.2 BY AMCAST AND ITALCO. Amcast and Italco, jointly and severally, hereby assume all obligations imposed now or hereafter by any applicable tax law with respect to any payments from the Escrow Fund to Amcast or Italco under this Escrow Agreement, and undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and any other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with any such payments.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 ASSIGNABILITY; SUCCESSORS. None of the rights and liabilities of Amcast, Italco or the Shareholders under this Escrow Agreement are assignable or delegable, in whole or in part, without the prior written consent of the other parties; PROVIDED, that either or both of Amcast and Italco may assign their respective rights hereunder to an affiliated entity and/or any successor-in-interest to Amcast or Italco, whether by operation of law, purchase of all or substantially all of the assets or capital stock thereof or otherwise, without the prior written consent of the Shareholders. In the event of death of any individual shareholder, this Escrow Agreement shall be binding upon, and inure to the benefit of, the heirs of such Shareholder.

         6.2 SURVIVAL. All agreements, representations and warranties made in this Escrow Agreement or in any document delivered pursuant to this Escrow Agreement shall survive the execution and delivery of this Escrow Agreement and the delivery of any such documents.

         6.3 GOVERNING LAW. This Escrow Agreement and the documents issued pursuant hereto shall be construed and interpreted according to the laws of the State of Ohio. Notwithstanding the foregoing, it is hereby understood that Indemnity Matters and the Shareholders' obligations to indemnify Amcast and Italco shall be determined according to Italian substantive law as set forth in
Section 10.4 and Section 11.4 of the Share Purchase Agreement.

         6.4 COUNTERPARTS; HEADINGS. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The article and section headings in this Escrow Agreement are inserted for convenience of reference only and shall not constitute a part of this Escrow Agreement.

         6.5 ENTIRE AGREEMENT. This Escrow Agreement, the Share Purchase Agreement and the documents referred to herein and therein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Escrow Agreement supersedes all prior negotiations, agreements and undertakings among the parties with respect to such subject matter.

         6.6 NOTICES. All communications or notices required or permitted by this Escrow Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an officer of a corporate party by personal delivery or telephonic facsimile transmission (with confirmed receipt) or three (3) business days after being mailed by, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

If to the Shareholders:

                         c/o Mr. Giancarlo Zacchello
                                    Castello 4427
                                    Venice, Italy

                                    with a copy to:

                                    Avv Francesco Camillotti
                                    Camillotti - Ceccon - Polettini
                                    Galleria Borromeo
                                    Padova, Italy
                                    Telefax Number: 39-49-666-086

If to Amcast or Italco:
                                    Amcast Industrial Corporation
                                    7887 Washington Village Drive
                                    Dayton, Ohio 45401-0098 USA
                                    Telefax Number: 1-937-291-7007

                                    Attention: Chief Executive Officer

                                    with a copy to:

                                    Thompson, Hine & Flory LLP
                                    312 Walnut Street, Suite 1400
                                    Cincinnati, Ohio 45202-4029 USA
                                    Telefax Number: 1-513-241-4771

                                    Attention:  Michael R. Oestreicher, Esq.

                                                and

                                    Gianni, Origoni & Partners
                                    Via Quattro Fontane, 20
                                    00184 Rome, Italy
                                    Telefax Number: 39-6-487-1101

                                    Attention:  Avv. Francesco Gianni

If to the Escrow Agent:

                                    Star Bank N.A.
                                    425 Walnut Street
                                    Cincinnati, Ohio 45202 USA
                                    Telefax Number: 1-___-___-____

                                    Attention: Mr. _______________]

         6.7 AMENDMENT. No amendment of this Escrow Agreement shall be effective unless in writing and signed by all of the parties hereto.

         6.8 SEVERABILITY. Any provision of this Escrow Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Escrow Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         6.9 INTERPRETATION. Unless the context requires otherwise, all words used in this Escrow Agreement in the singular number shall extend to and include the plural number, all words in the plural number shall extend to and include the singular number and all words in any gender shall extend to and include all genders.

         6.10 DATES. If the date of any action provided for in this Escrow Agreement falls on a public holiday in Ohio, or a Saturday or Sunday, then such date shall be deemed extended to the next business day.

         6.11 POWER OF ATTORNEY. The Shareholders hereby appoint Mr. Giancarlo Zacchello as their common representative and attorney in fact, unless and until a successor shall be appointed unanimously by the Shareholders with two weeks' prior written notice to Amcast, with full power: a) to bind the Shareholders and to take any and all actions that are required or permited under this Escrow Agreement on the part of any or all of them, including, but not limited to, any communication, notice, appointment and exercise of any rights, so that each of the Shareholders shall be prevented from exercising any such activity or right directly and without the intervention of Mr. Giancarlo Zacchello; and b) to receive any communication, notice or advice directed to one or more of the Shareholders pursuant to to this Escrow Agreement.

         6.12 FURTHER ASSURANCES. Each party to this Escrow Agreement covenants and agrees that, from time to time, such party shall at the request of and expense of any requesting party, execute and deliver all such documents, including, without limitation, all such additional certifications, conveyances, transfers, consents and other assurances, and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request to be executed or done in order to better evidence or perfect or effectuate any provision of this Escrow Agreement or of any agreement or other document executed in connecion herewith, or any of the respective obligations intended to be created hereby or thereby.

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

WITNESS                                         AMCAST INDUSTRIAL CORPORATION

                                                By:
------------------------------                     ----------------------------
                                                John H. Shuey
                                                President

                                                ITALCO

                                                By:
------------------------------                     ----------------------------
                                                ------------------
                                                President

WITNESS:                                        THE SHAREHOLDERS:

                                                SPEEDLINE INTERNATIONAL
                                                HOLDING B.V.

                                                By:
------------------------------                     ----------------------------


                                                SAN MARCO FINANZIARIA S.p.A.

                                                By:
------------------------------                     ----------------------------


                                                GERANCE S.A.

                                                By:
------------------------------                     ----------------------------



------------------------------                  -------------------------------
                                                ANTONIO ZACCHELLO

------------------------------                  -------------------------------

                                                GIANCARLO ZACCHELLO

------------------------------                  -------------------------------
                                                GIANNI ZACCHELLO

------------------------------                  -------------------------------
                                                FRANCO ZACCHELLO

------------------------------                  -------------------------------
                                                GRAZIELLA ZACCHELLO


WITNESS:                                        THE ESCROW AGENT:

                                                STAR BANK N.A.


                                                By:
-------------------------------                   -----------------------------
                                                Title:
                                                      -------------------------

                                      -13

                                   SCHEDULE A
                                   ----------

SHAREHOLDER PERCENTAGES:

Name                                                     Shareholder Percentage

SPEEDLINE INTERNATIONAL
 HOLDING B.V.                                                     12.33 %

SAN MARCO FINANZIARIA S.p.A.                                       8.00 %

GERANCE S.A..                                                     47.79 %

ANTONIO ZACCHELLO                                                  4.76 %

GIANCARLO ZACCHELLO                                                6.70 %

GIANNI ZACCHELLO                                                   6.70 %

FRANCO ZACCHELLO                                                   6.86 %

GRAZIELLA ZACCHELLO                                                6.86 %
                                                                ---------

TOTAL:                                                           100.00 %

SCHEDULE B
----------

ESCROW AGENT'S FEES






























                                      -15-